SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☑ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

METRIS COMPANIES INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10900 Wayzata Boulevard
Minnetonka, Minnesota 55305-1534

April 28, 2003

Dear Stockholder:

      I am pleased to invite you to attend the Company’s 2003 Annual Meeting of Stockholders, which will be held on Wednesday, June 4, 2003, at 9:00 a.m. (CDT) at our headquarters, located at 10900 Wayzata Boulevard, Minnetonka, Minnesota.

      On the page following this letter you will find the Notice of Meeting, which lists the matters to be considered at the meeting. Following the Notice is the Proxy Statement, which describes those matters and provides other information concerning the Company and management. You should read carefully the Notice and Proxy Statement. Also enclosed is your Proxy card, which allows you to vote on the matters, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

      Your vote and participation this year is important to us. Please vote your proxy promptly, even if you plan to attend the meeting. You can attend the meeting and vote in person, even if you have mailed in a Proxy card or voted by Internet or telephone.

      The Board of Directors recommends that stockholders vote FOR each of the director nominees and FOR the other proposals.

      I look forward to seeing you on June 4.

Sincerely,

DAVID D. WESSELINK
Chairman and Chief Executive Officer

ATTENDANCE AND VOTING MATTERS
CORPORATE GOVERNANCE
PERSONS OWNING MORE THAN 5% OF THE COMPANY’S COMMON STOCK
COMPANY STOCK OWNED BY OFFICERS AND DIRECTORS
COMPENSATION TABLES AND COMPENSATION MATTERS
COMPARATIVE STOCK PERFORMANCE
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
INFORMATION REGARDING INDEPENDENT AUDITOR
PROPOSAL ONE: APPROVAL OF AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
PROPOSAL TWO: ELECTION OF DIRECTORS
PROPOSAL THREE: RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITOR FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATIONS OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS
APPENDIX A
APPENDIX B
APPENDIX C

METRIS COMPANIES INC.

10900 Wayzata Boulevard
Minnetonka, Minnesota 55305-1534

NOTICE OF ANNUAL MEETING
BY ORDER OF THE BOARD OF DIRECTORS

TIME	9:00 a.m. Wednesday, June 4, 2003

PLACE	Metris Companies Inc. 10900 Wayzata Boulevard Minnetonka, Minnesota 55305-1534

ITEMS OF BUSINESS	1) To amend the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for one-year terms of office for all directors.

2) To elect two directors for three-year terms or, if Proposal One is approved, electing six directors to serve one-year terms.

3) To ratify KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2003.

4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	You can vote if you were a stockholder of record on April 17, 2003.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. Please vote promptly in one of the ways explained in the Proxy Statement.

Richard G. Evans Secretary April 28, 2003

i

METRIS COMPANIES INC. PROXY STATEMENT

ATTENDANCE AND VOTING MATTERS

Why Did You Send Me This Proxy Statement?

      We sent you this Proxy Statement and the enclosed Proxy card because the Board of Directors (“Board”) of Metris Companies Inc. (“we,” “us,” “our,” “Metris” or “Company”) is soliciting your proxy to vote at the 2003 Annual Meeting of Stockholders (“Annual Meeting”). This Proxy Statement summarizes information concerning the director nominees and certain other proposals, and provides you information concerning the Company’s performance and the compensation of our officers and directors. This information will help you to make an informed vote at the Annual Meeting.

      We began mailing this Proxy Statement, the attached Notice of Annual Meeting and the enclosed Proxy card on or about April 28, 2003.

Who is Entitled to Vote?

      Holders of our Common Stock. Stockholders of record of the Company’s common stock, par value $.01 (“Common Stock”), at the close of business on April 17, 2003 (“record date”) are entitled to vote at the Annual Meeting. A holder of Common Stock is entitled to one vote for each share of Common Stock held on the record date for each of the proposals set forth herein, except for electing to the Board nominees to represent the holders of our Series C Perpetual Convertible Preferred Stock, as discussed below, in which case the holders of Common Stock have no right to vote. There is no cumulative voting.

      Holders of our Series C Perpetual Convertible Preferred Stock. The holders of our Series C Perpetual Convertible Preferred Stock (“Series C Preferred Stock”) are entitled to vote on all matters voted on by holders of our Common Stock, voting as a single class with the Common Stockholders, except for the election of directors. With respect to a vote on any matter other than the election of directors, each share of Series C Preferred Stock entitles its holder to cast the same number of votes he or she would have been able to cast if the share of Series C Preferred Stock was converted into Common Stock on the record date. One share of Series C Preferred Stock is convertible into 30 shares of Common Stock, plus a premium amount designed to guarantee a portion of seven years’ worth of dividends at a 9% annual rate. For conversions in 2003, the premium amount would be equal to 54.4% of those dividends.

      Affiliates of Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company, hold most of the outstanding shares of our Series C Preferred Stock. So long as they or their affiliates own at least 25% of the originally issued Series C Preferred Stock (or any shares of Common Stock issued upon conversion thereof), the holders of a majority of the shares of Series C Preferred Stock are entitled to elect four out of eleven directors of the Board. So long as the holders of our Series C Preferred Stock are entitled to elect four directors and the Thomas H. Lee Equity Fund IV, L.P. owns any shares of the Series C Preferred Stock (or any shares of Common Stock issued upon conversion thereof), it will have the right to appoint one of the four directors. So long as Thomas H. Lee Equity Fund IV, L.P. and its affiliates own at least 10% but less than 25% of the originally issued Series C Preferred Stock (or any shares of Common Stock issued upon conversion thereof), the holders of a majority of the shares of Series C Preferred Stock are entitled to elect one director.

      On the record date (April 17, 2003) the total shares outstanding were:

•	xxxxxxxxx shares of Common Stock, and

•	xxxxxxxxx shares of Series C Preferred Stock.

The Series C Preferred Stock is normally fully convertible into Common Stock. This would mean that, as of the record date, our Preferred Stockholders would receive xxxxxxxxx shares, or approximately xxxxx%, of our Common Stock on a diluted basis upon conversion of their Preferred Stock. However, the indenture that governs our 10% Senior Notes due 2004 requires us to offer to purchase those Notes in the event that such a conversion would result in a stockholder or group obtaining 35% or more of our outstanding voting stock. Therefore, we included a provision in the terms of our Series C Preferred Stock that sets the maximum percentage of outstanding voting stock that any stockholder or group could obtain while any of our 10% Notes remain outstanding at 34.9%. Accordingly, on the record date, the Series C Preferred Stock could have been converted into xxxxxxxxx shares of Common Stock, with the excess Series C Preferred Stock converting into xxxxxxxxx shares of non-voting Series D Preferred Stock. The Series D Preferred Stock automatically converts into Common Stock on a share-for-share basis at the time that the conversion will not exceed the ownership limitations described above. The terms of our Series D Preferred Stock are essentially the same as the terms of our Common Stock, except that

•	the Series D Preferred Stock has a liquidation preference of $.10 per share, and

•	is non-voting, except as required by law to preserve the powers, preferences or other rights of that class of stock.

      A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting at our corporate headquarters during normal business hours.

How Do I Vote?

      Stockholders of record. If you are a stockholder of record, you can vote on matters to come before the Annual Meeting in one of three ways:

•	you can attend the Annual Meeting and cast your vote there;

•	by marking, signing, dating and promptly returning a Proxy card by mail; or

•	on the Internet at www.proxyvote.com.

      The Board has selected David D. Wesselink and Richard G. Evans, the persons named on the Proxy card accompanying this Proxy Statement, to serve as proxies for the Annual Meeting. Messrs. Wesselink and Evans are officers of the Company.

      Employees in the Metris Companies Inc. Employee Stock Purchase Plan and employees holding Restricted Stock issued under the Metris Companies Inc. Amended and Restated Long-Term Incentive and Stock Option Plan. If you hold shares of Common Stock under the Metris Companies Inc. Employee Stock Purchase Plan or shares of Restricted Stock issued under the Metris Companies Inc. Amended and Restated Long-Term Incentive and Stock Option Plan, you can vote those shares in any of the ways described above.

      Employees in the Metris Retirement Plan 401(k). If you hold shares of Common Stock in the Metris Retirement Plan 401(k) (“401(k) Plan”), an employee benefit plan of the Company, you may direct the Trustee to vote those shares in the ways described above except in person at the Annual Meeting. You should vote by May 28, 2003. ADP Investor Communication Services will calculate the votes returned by all holders in the 401(k) Plan and notify the Trustee of the 401(k) Plan. Scudder Trust Company, the Trustee for the 401(k) Plan, will act in accordance with your instructions for voting your shares of Common Stock held in your 401(k) account. If your voting instructions for your 401(k) account are not received by May 28, 2003, the Trustee will vote your shares in its absolute discretion.

      Beneficial stockholders. If your shares are held in the name of a bank, broker or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares. Telephone and Internet voting are available to stockholders owning stock through most major banks and brokers.

If you vote by telephone or the Internet, you do not

need to return your Proxy card.

May I Revoke My Proxy?

      If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

•	you may send in another Proxy card with a later date;

•	you may notify our Secretary in writing at 10900 Wayzata Boulevard, Minnetonka, Minnesota 55305-1534; or

•	you may vote in person at the Annual Meeting.

If you choose to revoke your proxy by attending the Annual Meeting, you must vote at the meeting in accordance with the rules for voting at the Annual Meeting. Attending the Annual Meeting will not, by itself, constitute revocation of a proxy.

Must a Minimum Number of Stockholders Vote or be Present at the Annual Meeting?

      A quorum of stockholders is necessary to hold a valid meeting. Our Amended and Restated Bylaws state that the presence, in person or by proxy, of holders of one-third of the shares entitled to vote shall constitute a quorum. Under Delaware law, if a stockholder abstains from voting as to any particular matter, then the shares held by that stockholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to the matter.

      The Inspector of Election also will treat broker non-votes as shares that are present and entitled to vote for purposes of determining a quorum. Broker non-votes occur when a broker holding stock in street name votes shares on some matters but not others. As to matters for which the broker lacks discretionary authority, the shares will be treated as not present and not entitled to vote, even if included for purposes of determining a quorum.

      If the number of shares present at the Annual Meeting is insufficient to constitute a quorum, the Annual Meeting may be adjourned to a later date by the vote of a majority of shares present. No notice, other than as given at the Annual Meeting itself, is required with respect to the time and place for the reconvening of the Annual Meeting.

What Vote is Required to Approve Each Proposal?

      Amendments to Certificate of Incorporation. To amend the Company’s Certificate of Incorporation, we need the affirmative vote of:

•	at least 80% of the combined voting power of all our outstanding shares of voting stock, voting together as a single class; and

•	at least a majority of the combined voting power of all our outstanding shares of voting stock that are held by Disinterested Stockholders, voting together as a single class.

      For this purpose, Disinterested Stockholders are stockholders that are not (i) beneficial owners of 20% or more of our outstanding voting stock; (ii) beneficial owners of 20% or more of our outstanding voting stock within the last two years and an affiliate of the Company currently; (iii) someone that succeeded to the beneficial ownership of the stock that was held within the last two years by an interested stockholder, other than through some form of public distribution; or (iv) any affiliate or associate of the three kinds of stockholders listed above.

      Election of Directors. The affirmative vote of a majority of the shares of our Common Stock represented at the meeting is required to elect either two directors for three-year terms or six directors for one-year terms, and the affirmative vote of a majority of the shares of our Series C Preferred Stock is required to elect C. Hunter Boll, Thomas M. Hagerty, David V. Harkins and Thomas H. Lee as directors (see Proposal Two).

      Ratification of KPMG LLP. The affirmative vote of a majority of all shares represented at the meeting.

What Are the Costs of Soliciting Proxies?

      We will pay all costs of soliciting proxies. In addition to mailing proxy soliciting materials, we may also solicit proxies by telephone, facsimile, e-mail or otherwise. We also ask banks, brokers and other institutions, nominees and fiduciaries to forward proxy materials to the beneficial owners or principals and to obtain authority to execute proxies. We will reimburse them for their expenses. Officers and other regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies in person or by telephone or facsimile. In addition, we have retained D.F. King & Co., Inc. to aid in the solicitation of proxies. We have agreed to pay them a fee of $6,000 plus telephone solicitation fees and out-of-pocket expenses, which is anticipated to be approximately $45,000.

What Matters May be Raised at the Annual Meeting?

      The Board is aware of three items for action at the Annual Meeting:

1. the approval of amendments to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board and provide for one-year terms of office for all directors;

2. the election of two directors for three-year terms or, if Proposal One is approved, electing six directors for one-year terms; and

3. the ratification of KPMG LLP as independent auditor for the Company for the fiscal year ending December 31, 2003.

      For the Annual Meeting, our Bylaws required that stockholders submit in writing any nomination for director or any other item of business not less than 45 days prior to the date one year after the date on which we first mailed last year’s Proxy Statement, or February 12, 2003. No stockholder has made a nomination or submitted an item of business.

      Under the proxy rules promulgated by the Securities and Exchange Commission (“SEC”), a proxy may confer discretionary authority to vote on any matter for which we did not have notice in accordance with the notice provisions in our Bylaws. Therefore, if any other matter is presented at the Annual Meeting and you have signed and returned a Proxy card, the holder of your proxy will vote upon that matter in his or her discretion.

      In addition, under the rules of the SEC, the holders of your proxy may also vote in their discretion with respect to matters incident to the conduct of the Annual Meeting or, in the case of a nominee for election as director who is unable to serve, for a substitute nominee.

What if I Want to Obtain Further Information as Reported on the Company’s Form  10-K?

      We sent copies of our Annual Report on Form 10-K for the year ended December 31, 2002 with this Proxy Statement to those stockholders who received this Proxy Statement by mail. Other stockholders who have actively consented can receive copies of both documents electronically. If you need a copy of our Form 10-K, we will send one to you without charge. Please submit your request to:

Metris Companies Inc.
Attention: Investor Relations
10900 Wayzata Boulevard
Minnetonka, Minnesota 55305-1534

or contact Investor Relations by phone at (952) 593-4874 or by fax at (952) 417-5613. You may also view, obtain or request a copy of our 2002 Annual Report on Form 10-K on our website at www.metriscompanies.com.

CORPORATE GOVERNANCE

How Do We Manage Our Company?

      Under Delaware law, the ultimate decision-making body of the Company is the Board of Directors. The Board decides all of our major questions and selects our management to manage operations day-to-day. To meet its obligations, the Board meets at least quarterly. When circumstances arise requiring the decision of the Board prior to the next regularly scheduled meeting, the Board may hold a special meeting to discuss such matters. In addition, during 2002, Board members met periodically on an ad hoc basis to discuss current issues facing the Company. The Board may also render decisions through unanimous written consents. On December 15, 2002, the Board terminated Ronald N. Zebeck and elected David D. Wesselink as Chairman of the Board and Chief Executive Officer (“CEO”) of the Company. On February 7, 2003, Derek V. Smith resigned as a director of the Company.

      The Company’s Board is currently divided into three classes, with one class being elected each year and members of each class elected for three-year terms. The proposed amendments to the Company’s Amended and Restated Certificate of Incorporation will eliminate the classified Board (see Proposal One). If the proposal is approved, all directors will serve for one-year terms expiring at the annual meeting held in the year following their election, and all directors will be required to stand for re-election at each annual meeting of stockholders. In addition, if the proposal is approved, the Board intends to have all current directors, with the exception of Ronald N. Zebeck, stand for election at this Annual Meeting. If the proposal is not approved, the Company’s Class Two directors (Edward B. Speno and David D. Wesselink) will stand for election at this Annual Meeting (see Proposal Two).

How Often Did Our Directors Meet?

      During 2002, the Board held four regular quarterly meetings and twelve special meetings. In addition to meetings of the Board, the directors attended meetings of the various Board committees. From time to time, management also informally sought counsel and advice from members of the Board on an ad hoc basis. Overall director attendance at Board and committee meetings during 2002 was 93%.

      It should be noted that due to various issues facing the Company in 2002, many special meetings of the Board and Audit Committee were convened without a great deal of advance notice to the directors. In 2002, Walter M. Hoff had an overall attendance rate of 73%, as he was unable to attend seven out of twenty-six Board and committee meetings. Mr. Hoff always followed-up with other members of the Board or executive management after each meeting that he was unable to attend in order to remain current with regard to the important issues facing the Company.

What Committees has the Board Authorized?

      Our Bylaws authorize the full Board to create committees to assist in the management of the Company. The Board has four standing committees.

      The Audit Committee, comprised of three members of the Board, supervises and reviews our financial and accounting practices. The Audit Committee also reviews financial information with management before the public release of quarterly earnings information, meets with our internal audit personnel and makes recommendations to the Board as to the selection of the independent auditor. The Audit Committee met at four regular meetings and six special meetings during 2002. At each regular meeting in 2002, it received reports from management and our independent auditor concerning the Company’s accounting and reporting practices and fiscal soundness. All members of the Audit Committee are independent for purposes of the New York Stock Exchange listing standards.

      On February 7, 2003, Derek V. Smith resigned as a director of the Company and as a member of the Audit Committee. Mr. Smith is Chairman and CEO of ChoicePoint Inc., a company that provides information-related services to Metris on a regular basis. ChoicePoint billed the following for services it provided to us in 2002: $35,866 for background and credit checks of prospective employees, and $75,642 in connection with appending demographic data for marketing campaigns. In 2002, the Board determined, in the directors’ business judgment, that Metris’ relationship with ChoicePoint did not interfere with Mr. Smith’s exercise of independent judgment.

      The Compensation Committee, comprised of three members of the Board, determines the compensation awarded to directors and officers, subject to ratification by the full Board for compensation and benefits granted to our Chairman and CEO. The Compensation Committee approves, adopts and administers our compensation plans and administers and grants stock options under the Company’s stock option plan for employees. During 2002, the Compensation Committee met at four regular and nine special meetings. All members of the Compensation Committee are independent for purposes of the New York Stock Exchange listing standards.

      On December 31, 2002, Lee R. Anderson, Sr. resigned as a member of the Compensation Committee due to his relationship with A & L Partnership, LLP, the landlord with which our subsidiary, Metris Direct, Inc. (“MDI”), has a lease in Duluth, Minnesota. See “Do Any Directors Have Relationships With Entities Doing Business With the Company?” on page 9 of this Proxy Statement for additional information. Pursuant to Internal Revenue Code §162(m), Mr. Anderson is not considered an outside director for purposes of voting on compensation plans of the Company.

      On February 26, 2003, Thomas M. Hagerty replaced David V. Harkins as a member of the Compensation Committee.

      The Executive Committee, comprised of three members of the Board, is authorized to exercise the full power of the Board in the management and conduct of business affairs during interim periods between meetings of the Board. The Executive Committee met four times during 2002. On December 15, 2002, Ronald N. Zebeck was removed as a member of the Executive Committee and David D. Wesselink was appointed to fill the vacancy.

      The Nominating/ Corporate Governance Committee is comprised of three members of the Board. The Nominating/ Corporate Governance Committee’s charter is attached to this Proxy Statement as Appendix A. Among other things, the Nominating/ Corporate Governance Committee is authorized to identify, select and recommend for consideration by the Board, candidates for election as directors of the Company and assist the Board in fulfilling its corporate governance and oversight responsibilities. This committee will also review and respond to director nominations or recommendations submitted by stockholders of the Company. A stockholder of the Company that wants to make such a nomination or recommendation must submit a notice to the Secretary of the Company within the time frame described above (see “What Matters May be Raised at the Annual Meeting?” on page 4 of this Proxy Statement). The notice must set forth (i) the name, age, business and residence addresses of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class and number of shares of stock of the Company beneficially owned by the nominee; (iv) any other information relating to the nominee that would be required to be disclosed in solicitations or proxies for the election of such nominee; (v) the name and address of the stockholder submitting the nomination or recommendation; and (vi) the class and number of shares of stock of the Company beneficially owned by the stockholder submitting the nomination or recommendation. The Nominating/ Corporate Governance Committee, which was created by the Board in May 2002, did not meet during 2002. All members of the Nominating/ Corporate Governance Committee are independent for purposes of the New York Stock Exchange listing standards.

      The table below shows the committee membership of each director as of the record date. Only Mr. Wesselink is an employee of the Company on the record date.

Committees

Nominating/
Corporate
Director	Audit		Compensation		Executive		Governance

Anderson							X
Boll
Cleary			X	*
Hagerty			X
Harkins					X
Hoff	X
Lee							X
Speno	X		X				X *
Trestman	X	*			X
Wesselink					X	*
Zebeck

*	Indicates Chair

How Are Directors Compensated?

      Only non-employee directors received compensation for serving as directors of the Company. We have the following arrangements for compensation of non-employee directors.

Annual Retainer	$30,000 for each Board member
$30,000 for each Executive Committee member
Attendance Fees	$3,500 for each Board and Committee meeting attended in person
$1,750 for each Board and Committee meeting attended via teleconference
Committee Chair Stipend	$5,000 annually

In 2002, non-employee directors received a total of $1,028,500 as a group.

      We believe that payment of compensation to non-employee directors should not be solely in the form of cash but should be tied to the Company’s performance. In October 1996, the Board adopted a Non-Employee Director Stock Option Plan. The first grants under the plan went to non-employee directors serving at the time of our initial public offering. Those grants were in the amount of 15,000 shares with an exercise price of $5.33, which was the price of the Common Stock at the time of the initial public offering, adjusted for the two-for-one stock split in June 1999, and the three-for-two stock split in June 2000.

      The Board adopted a resolution in May 2001 updating a policy that it originally approved in April 1997, whereby non-employee directors receive options to purchase Common Stock at the fair market value on certain dates. That policy awards 7,500 shares to each non-employee director upon commencement of service on the Board. Each non-employee director also receives options to purchase 7,500 shares annually at the second regular quarterly meeting of the Board. The exercise price for those options is based on the closing price of the Common Stock the day before the grant. The options are immediately exercisable. In 2002, our non-employee directors (Lee R. Anderson, Sr., C. Hunter Boll, John A. Cleary, Thomas M. Hagerty, David V. Harkins, Walter M. Hoff, Thomas H. Lee, Derek V. Smith, Edward B. Speno and

Frank D. Trestman) were each awarded options to purchase 7,500 shares of Common Stock of the Company under the Metris Companies Inc. Amended and Restated Non-Employee Director Stock Option Plan.

      The Board may change the amounts and timing of such awards in the future. To date, the Board has granted options to purchase up to 530,000 shares of Common Stock to its non-employee directors.

      Directors that are employees of the Company do not receive compensation from us for service as a director. However, all directors, including employee directors, are reimbursed for reasonable travel, lodging and other incidental expenses incurred in attending meetings of the Board and its Committees.

      We also indemnify our directors and officers to the fullest extent permitted by law. Our Bylaws require such indemnification.

Has the Company Engaged in Any Transactions with Our Management?

      In May 1999, we entered into an agreement with Ronald N. Zebeck designed to provide him incentives to continue long-term service as a key employee of Metris. The following are the significant terms and conditions of that agreement:

      Loan. We have loaned Mr. Zebeck $5 million for a five-year term (due May 17, 2004) at an annual interest rate of 6.25% compounded quarterly. As of March 14, 2003, the largest aggregate amount of indebtedness outstanding on the note is $6,339,895, $5 million of which is unpaid principal and $1,339,895 of which is accrued interest.

      Bonus Payment. Effective December 15, 2002, Mr. Zebeck was terminated as an officer of the Company. The terms of the loan agreement provide that if Mr. Zebeck remained employed by us until May 17, 2004, or if his employment by us is terminated before that date due to (a) his death or disability, or (b) for any reason other than for cause, we will pay him a bonus equal to (1) the amount of interest accrued on the loan, plus (2) the gross-up amount of taxes relating to his receipt of the interest amount. At the time it terminated Mr. Zebeck’s employment, the Company reserved the right to treat his termination as for cause. Accordingly, whether Mr. Zebeck is entitled to the bonus described in this paragraph will depend on the resolution of the basis for his termination.

      Option Reload. The loan agreement provides that on the date of each exercise of the options to purchase 1,968,225 shares of our Common Stock that Mr. Zebeck held at the time of the loan agreement, he will be granted a new non-qualified stock option under our Amended and Restated Long-Term Incentive and Stock Option Plan to purchase the number of whole shares that he instructs us to withhold as payment for the exercise price and taxes. On June 2, 2000, Mr. Zebeck exercised options to purchase 1,968,225 shares of Common Stock and instructed us to withhold 1,125,000 shares as payment for the exercise price and taxes. On June 2, 2000, Mr. Zebeck was issued a replacement option to purchase 997,750.5 shares of Common Stock, the exercise price of which was the fair market value ($27.42) of the withheld shares on the date that Mr. Zebeck exercised the original option. The replacement option vests on the fifth anniversary of the date it was granted (June 2, 2005), provided that Mr. Zebeck remains employed by the Company and retains ownership of at least 25% of the aggregate number of shares received by him upon the exercise of the original option and any replacement option. The loan agreement further provides that if, prior to the fifth anniversary of the grant of any replacement option, he no longer owns at least that number of shares, Mr. Zebeck will forfeit any unexercised remaining replacement option. Due to Mr. Zebeck’s termination from employment on December 15, 2002, the replacement option will not vest.

      Restricted Stock Award. Under the loan agreement, Mr. Zebeck was awarded 300,000 shares of Restricted Common Stock that would vest on April 1, 2004. Due to Mr. Zebeck’s termination from employment, the shares of Restricted Common Stock were forfeited to the Company.

Do Any Directors Have Relationships With Entities Doing Business With the Company?

      Lee R. Anderson, Sr. owns 51% of A & L Partnership, LLP, the landlord with which our subsidiary MDI, entered into a lease in June 2001 of a building in Duluth, Minnesota. The facility, which MDI leased for an initial term of five years, houses an operations center where we currently employ approximately 210 collectors and support staff. During 2002, MDI paid a total of $320,562, which includes base rent and operating expenses. Under the terms of the lease, base rent (excluding operating expenses) is $19,694 per month, which will increase by approximately $1,250 per year for the remainder of the lease term. Mr. Anderson was not involved in negotiations regarding the lease. Neither Metris nor A & L Partnership considers the lease to be material to its business. We believe that the rental rates and other terms of the lease are comparable to those that MDI would negotiate on an arm’s-length basis with other entities with which our directors do not have relationships.

      Directors Representing Our Series C Preferred Stock. All of our Preferred Stockholders, and the four directors representing them — C. Hunter Boll, Thomas M. Hagerty, David V. Harkins and Thomas H. Lee — are affiliates of Thomas H. Lee Partners, L.P. On the record date, the outstanding shares of Series C Preferred Stock were convertible into approximately (a) xxx million shares of Common Stock, or 34.9% of our Common Stock on a diluted basis, and (b) xxx million shares of non-voting Series D Preferred Stock. Our independent auditor, KPMG LLP, provides services to affiliates of Thomas H. Lee Partners, L.P. on a periodic basis.

      Backup Financing Facility. On March 31, 2003, Thomas H. Lee Equity Fund IV, L.P. (“THL Fund IV”), an affiliate of Thomas H. Lee Partners, L.P., committed to provide a term loan to the Company in an aggregate amount of $125 million as a backup financing facility, secured by assets of the Company. The Company paid THL Equity Advisors IV, LLC, a $5.625 million commitment fee for this transaction.

      On the record date, THL Fund IV holds shares of the Company’s Series C Preferred Stock convertible into xxxxxxxxx shares of the Company’s Common Stock. Furthermore, the four directors elected by holders of our Series C Preferred Stock, Messrs. Boll, Hagerty, Harkins and Lee, are each a principal managing director of Thomas H. Lee Advisors, LLC, which is the general partner of Thomas H. Lee Partners, L.P., which is the managing member of THL Equity Advisors IV, LLC, which in turn is the sole general partner of THL Fund IV. Therefore, these four directors may have a material interest in this backup facility transaction.

      The backup facility would carry an interest rate of 12% per annum plus an option to earn an additional meaningful economic return based on the performance of the Company’s managed receivables through December 31, 2004. The backup facility would be repayable in full on March 1, 2004. THL Fund IV’s obligation to loan funds to the Company is subject to a number of conditions, including the requirement that the Company receive an opinion or opinions satisfactory to THL Fund IV that the new credit facility is fair, from a financial point of view, to the Company and to the holders of the Company’s outstanding Senior Notes.

PERSONS OWNING MORE THAN 5% OF THE COMPANY’S COMMON STOCK
(As of March 14, 2003)

      The following table sets forth information with respect to persons we know to be the beneficial owner of more than 5% of our outstanding Common Stock on March 14, 2003.

      It should be noted that the shares disclosed in the following table as beneficially owned by each of Messrs. Lee, Harkins, Boll and Hagerty include 40,838,414 shares which they may be deemed to be the indirect beneficial owners of THL Equity Advisors IV, LLC, which is the sole general partner of Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P. and Thomas H. Lee Foreign Fund IV-B, L.P. (See footnotes to the table for additional information.)

	Number of Shares
Name and Address of Beneficial Owner	Beneficially Owned(1)	Percent of Class(2)

Thomas H. Lee and certain of his affiliates(3)	41,665,523	41.9%
c/o Thomas H. Lee Partners, L.P. 75 State Street Boston, MA 02109
David V. Harkins and certain of his affiliates(4)	41,009,518	41.6%
c/o Thomas H. Lee Partners, L.P. 75 State Street Boston, MA 02109
C. Hunter Boll and certain of his affiliates(5)	40,974,233	41.5%
c/o Thomas H. Lee Partners, L.P. 75 State Street Boston, MA 02109
Thomas M. Hagerty and certain of his affiliates(6)	40,974,233	41.5%
c/o Thomas H. Lee Partners, L.P. 75 State Street Boston, MA 02109
THL Equity Advisors IV, LLC and certain of its affiliates(7)	40,838,414	41.5%
c/o Thomas H. Lee Partners, L.P. 75 State Street Boston, MA 02109
Thomas H. Lee Equity Fund IV, L.P.(8)	36,078,675	38.5%
c/o Thomas H. Lee Partners, L.P. 75 State Street Boston, MA 02109
NewSouth Capital Management, Inc.(9)	7,476,346	13%
1100 Ridgeway Loop Road, Suite 444 Memphis, TN 38120
Wellington Management Company, LLP(10)	6,858,500	11.9%
75 State Street Boston, MA 02109
Vanguard Windsor Funds-	6,226,700	10.8%
Vanguard Windsor Fund(11)
100 Vanguard Boulevard Malvern, PA 19355
Wasatch Advisors, Inc.(12)	5,475,355	9.5%
150 Social Hall Avenue Salt Lake City, UT 84111
      (continued on next page)

	Number of Shares
Name and Address of Beneficial Owner	Beneficially Owned(1)	Percent of Class(2)

Thomas H. Lee Foreign Fund IV-B, L.P.(13)	3,512,058	5.7%
c/o Thomas H. Lee Partners, L.P. 75 State Street Boston, MA 02109
Schneider Capital Management Corporation(14)	3,189,050	5.5%
460 East Swedesford Road, Suite 1080 Wayne, PA 19087
Second Curve Capital, LLC(15)	3,000,000	5.2%
200 Park Avenue New York, NY 10166

(1)	“Beneficial ownership” is a technical term broadly defined under the Securities Exchange Act of 1934 to mean more than ownership in the usual sense. So, for example, you beneficially own our Common Stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding) have (or share) the power to vote the stock, or to sell it, or you have the right to acquire it within 60 days.

(2)	Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 14, 2003, are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding such options, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Shares of Common Stock currently convertible from our Preferred Stock are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding such Preferred Stock, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Unless otherwise noted, the persons or entities named have sole voting and investment power for all shares shown as beneficially owned by them.

(3)	The shares beneficially owned by Thomas H. Lee (“Lee”) are reflected assuming conversion of the Series C Preferred Stock into Common Stock of the Company. The number of shares listed equals the maximum number of shares of Common Stock into which the Series C Preferred Stock can be voluntarily converted during 2003. If voluntarily converted, the actual number of shares of Common Stock issued may be less than the number reported in accordance with the limitations of the Company’s Series C Preferred Stock to satisfy certain provisions under the indentures for the Company’s 10% Senior Notes due 2004 and 10 1/8% Senior Notes due 2006. The extra shares of Series C Preferred Stock which are not convertible into Common Stock will be convertible into the Company’s non-voting Series D Preferred Stock. See “Who is Entitled to Vote?” on page 1 of this Proxy Statement. Shares beneficially owned by Lee include shares held by the following affiliates of Lee:

Name	Number of Shares

Thomas H. Lee Equity Fund IV, L.P.	36,078,675
Thomas H. Lee Foreign Fund IV, L.P.	1,247,681
Thomas H. Lee Foreign Fund IV-B, L.P.	3,512,058
1997 Thomas H. Lee Nominee Trust	551,866
Thomas H. Lee Charitable Investment L.P.	234,743
Thomas H. Lee Investors Limited Partnership	10,500

Except to the extent of a pecuniary interest therein, Lee disclaims beneficial ownership of the shares beneficially owned in the aggregate by Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P. and Thomas H. Lee Foreign Fund IV-B, L.P., which may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC (“THL Advisors”), as their general partner. Lee also disclaims beneficial ownership of the shares beneficially owned in the aggregate by Thomas H. Lee Charitable Investment L.P. (“Charitable Investment”), and Thomas H. Lee

Investors Limited Partnership, which may also be deemed to be beneficially owned by THL Investment Management Corp. (“Management Corp.”). Lee, as General Director of THL Advisors, Chief Executive Officer and sole shareholder of Management Corp., General Partner of Charitable Investment, and grantor of the 1997 Thomas H. Lee Nominee Trust, may be deemed to share voting and investment power with respect to 41,635,523 shares beneficially owned by such entities. The filing of this statement shall not be construed as an admission that Lee, for the purposes of Section 13(d) of the Exchange Act, is the beneficial owner of the securities held by such entities. Also includes 30,000 shares that Lee has the right to acquire within 60 days of March 14, 2003 through the exercise of stock options. Information for security ownership of Lee is based on Company records and Schedule 13D Amendment No. 3 filed on February 14, 2003.

(4)	The shares beneficially owned by David V. Harkins (“Harkins”) are reflected assuming conversion of the Series C Preferred Stock into Common Stock of the Company. The number of shares listed equals the maximum number of shares of Common Stock into which the Series C Preferred Stock can be voluntarily converted during 2003. If voluntarily converted, the actual number of shares of Common Stock issued may be less than the number reported in accordance with the limitations of the Company’s Series C Preferred Stock to satisfy certain provisions under the indentures for the Company’s 10% Senior Notes due 2004 and 10 1/8% Senior Notes due 2006. The extra shares of Series C Preferred Stock which are not convertible into Common Stock will be convertible into the Company’s non-voting Series D Preferred Stock. See “Who is Entitled to Vote?” on page 1 of this Proxy Statement. Shares beneficially owned by Harkins include shares held by the following affiliates of Harkins:

Number of
Name	Shares

Thomas H. Lee Equity Fund IV, L.P.	36,078,675
Thomas H. Lee Foreign Fund IV, L.P.	1,247,681
Thomas H. Lee Foreign Fund IV-B, L.P.	3,512,058
The 1995 Harkins Gift Trust	14,160

Except to the extent of a pecuniary interest therein, Harkins disclaims beneficial ownership of the shares beneficially owned in the aggregate by Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P. and Thomas H. Lee Foreign Fund IV-B, L.P., which may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC, as their general partner. Harkins may be deemed to share voting and investment power with other investors with respect to 40,838,414 shares beneficially owned by such entities. The filing of this statement shall not be construed as an admission that Harkins, for the purposes of Section 13(d) of the Exchange Act, is the beneficial owner of the securities held by such entities. Harkins also disclaims beneficial ownership of the shares beneficially owned by The 1995 Harkins Gift Trust (“Trust”). Harkins may be deemed to share voting and investment power over shares held by the Trust. Also includes 30,000 shares that Harkins has the right to acquire within 60 days of March 14, 2003 through the exercise of stock options. Information for security ownership of Harkins is based on Company records and Schedule 13D Amendment No. 3 filed on February 14, 2003.

(5)	The shares beneficially owned by C. Hunter Boll (“Boll”) are reflected assuming conversion of the Series C Preferred Stock into Common Stock of the Company. The number of shares listed equals the maximum number of shares of Common Stock into which the Series C Preferred Stock can be voluntarily converted during 2003. If voluntarily converted, the actual number of shares of Common Stock issued may be less than the number reported in accordance with the limitations of the Company’s Series C Preferred Stock to satisfy certain provisions under the indentures for the Company’s 10% Senior Notes due 2004 and 10 1/8% Senior Notes due 2006. The extra shares of Series C Preferred Stock which are not convertible into Common Stock will be convertible into the Company’s non-voting Series D Preferred Stock. See “Who is Entitled to Vote?” on page 1 of this

Proxy Statement. Shares beneficially owned by Boll include shares held by the following affiliates of Boll:

Name	Number of Shares

Thomas H. Lee Equity Fund IV, L.P.	36,078,675
Thomas H. Lee Foreign Fund IV, L.P.	1,247,681
Thomas H. Lee Foreign Fund IV-B, L.P.	3,512,058

Except to the extent of a pecuniary interest therein, Boll disclaims beneficial ownership of the shares beneficially owned in the aggregate by Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P. and Thomas H. Lee Foreign Fund IV-B, L.P., which may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC, as their general partner. Boll may be deemed to share voting and investment power with other investors with respect to 40,838,414 shares beneficially owned by such entities. The filing of this statement shall not be construed as an admission that Boll, for the purposes of Section 13(d) of the Exchange Act, is the beneficial owner of the securities held by such entities. Also includes 30,000 shares that Boll has the right to acquire within 60 days of March 14, 2003 through the exercise of stock options. Information for security ownership of Boll is based on Company records and Schedule 13D Amendment No. 3 filed on February 14, 2003.

(6)	The shares beneficially owned by Thomas M. Hagerty (“Hagerty”) are reflected assuming conversion of the Series C Preferred Stock into Common Stock of the Company. The number of shares listed equals the maximum number of shares of Common Stock into which the Series C Preferred Stock can be voluntarily converted during 2003. If voluntarily converted, the actual number of shares of Common Stock issued may be less than the number reported in accordance with the limitations of the Company’s Series C Preferred Stock to satisfy certain provisions under the indentures for the Company’s 10% Senior Notes due 2004 and 10 1/8% Senior Notes due 2006. The extra shares of Series C Preferred Stock which are not convertible into Common Stock will be convertible into the Company’s non-voting Series D Preferred Stock. See “Who is Entitled to Vote?” on page 1 of this Proxy Statement. Shares beneficially owned by Hagerty include shares held by the following affiliates of Hagerty:

Name	Number of Shares

Thomas H. Lee Equity Fund IV, L.P.	36,078,675
Thomas H. Lee Foreign Fund IV, L.P.	1,247,681
Thomas H. Lee Foreign Fund IV-B, L.P.	3,512,058

Except to the extent of a pecuniary interest therein, Hagerty disclaims beneficial ownership of the shares beneficially owned in the aggregate by Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P. and Thomas H. Lee Foreign Fund IV-B, L.P., which may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC, as their general partner. Hagerty may be deemed to share voting and investment power with other investors with respect to 40,838,414 shares beneficially owned by such entities. The filing of this statement shall not be construed as an admission that Hagerty, for the purposes of Section 13(d) of the Exchange Act, is the beneficial owner of the securities held by such entities. Also includes 30,000 shares that Hagerty has the right to acquire within 60 days of March 14, 2003 through the exercise of stock options. Information for security ownership of Hagerty is based on Company records and Schedule 13D Amendment No. 3 filed on February 14, 2003.

(7)	The shares beneficially owned by THL Equity Advisors IV, LLC (“THL Advisors”) are reflected assuming conversion of the Series C Preferred Stock into Common Stock of the Company. The number of shares listed equals the maximum number of shares of Common Stock into which the Series C Preferred Stock can be voluntarily converted during 2003. If voluntarily converted, the actual number of shares of Common Stock issued may be less than the number reported in accordance with the limitations of the Company’s Series C Preferred Stock to satisfy certain provisions under the indentures for the Company’s 10% Senior Notes due 2004 and 10 1/8% Senior Notes due 2006. The extra shares of Series C Preferred Stock which are not convertible into Common Stock will be convertible into the Company’s non-voting Series D Preferred Stock. See “Who is Entitled to Vote?” on page 1 of this Proxy Statement. Shares beneficially owned by THL Advisors include shares held by the following affiliates of THL Advisors:

Number of
Name	Shares

Thomas H. Lee Equity Fund IV, L.P.	36,078,675
Thomas H. Lee Foreign Fund IV, L.P.	1,247,681
Thomas H. Lee Foreign Fund IV-B, L.P.	3,512,058

THL Advisors, as sole general partner of each of the affiliates listed above, may be deemed to share voting and investment power with respect to the 40,838,414 shares beneficially owned in the aggregate by the affiliates listed above. Information for security ownership of THL Advisors is based on Schedule 13D Amendment No. 3 filed on February 14, 2003.

(8)	The shares beneficially owned by Thomas H. Lee Equity Fund IV, L.P. (“Equity Fund”) are reflected assuming conversion of the Series C Preferred Stock into Common Stock of the Company. The number of shares listed equals the maximum number of shares of Common Stock into which the Series C Preferred Stock can be voluntarily converted during 2003. If voluntarily converted, the actual number of shares of Common Stock issued may be less than the number reported in accordance with the limitations of the Company’s Series C Preferred Stock to satisfy certain provisions under the indentures for the Company’s 10% Senior Notes due 2004 and 10 1/8% Senior Notes due 2006. The extra shares of Series C Preferred Stock which are not convertible into Common Stock will be convertible into the Company’s non-voting Series D Preferred Stock. See “Who is Entitled to Vote?” on page 1 of this Proxy Statement. Shares owned by Equity Fund may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC, as its general partner. Information for security ownership of Equity Fund is based on Schedule 13D Amendment No. 3 filed on February 14, 2003.

(9)	NewSouth Capital Management, Inc. (“NewSouth”) has sole voting power over 6,519,896 shares of Common Stock and sole investment power over 7,476,346 shares of Common Stock. Information for security ownership of NewSouth is based on Schedule 13G Amendment No. 5 filed by NewSouth on March 7, 2003.

(10)	Wellington Management Company, LLP (“Wellington”) has shared voting power with its clients over 442,400 shares of Common Stock and shared investment power with its clients over 6,858,500 shares of Common Stock. Information for security ownership of Wellington is based on Schedule 13G Amendment No. 2 filed by Wellington on February 12, 2003.

(11)	Vanguard Windsor Funds-Vanguard Windsor Fund (“Vanguard”) has sole voting power over 6,226,700 shares of Common Stock and shared investment power with its clients over 6,226,700 shares of Common Stock. Information for security ownership of Vanguard is based on Schedule 13G Amendment No. 1 filed by Vanguard on February 13, 2003.

(12)	Information for security ownership of Wasatch Advisors, Inc. (“Wasatch”) is based on Schedule 13G Amendment No. 2 filed by Wasatch on February 13, 2003.

(13)	The shares beneficially owned by Thomas H. Lee Foreign Fund IV-B, L.P.(“Foreign Fund B”) are reflected assuming conversion of the Series C Preferred Stock into Common Stock of the Company. The number of shares listed equals the maximum number of shares of Common Stock into which the Series C Preferred Stock can be voluntarily converted during 2003. If voluntarily converted, the actual number of shares of Common Stock issued may be less than the number reported in accordance with the limitations of the Company’s Series C Preferred Stock to satisfy certain provisions under the indentures for the Company’s 10% Senior Notes due 2004 and 10 1/8% Senior Notes due 2006. The extra shares of Series C Preferred Stock which are not convertible into Common Stock will be convertible into the Company’s non-voting Series D Preferred Stock. See

“Who is Entitled to Vote?” on page 1 of this Proxy Statement. Shares owned by Foreign Fund B may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC, as its general partner. Information for security ownership of Foreign Fund B is based on Schedule 13D Amendment No. 3 filed on February 14, 2003.

(14)	Schneider Capital Management Corporation (“Schneider”) has sole voting power over 1,910,850 shares of Common Stock and sole investment power over 3,189,050 shares of Common Stock. Information for security ownership of Schneider is based on Schedule 13G filed by Schneider on February 12, 2003.

(15)	Information for security ownership of Second Curve Capital, LLC (“Second Curve”) is based on Schedule 13G filed by Second Curve on March 14, 2003.

COMPANY STOCK OWNED BY OFFICERS AND DIRECTORS
(As of March 14, 2003)

      The following table contains information as to the ownership of the Company’s Common Stock as of March 14, 2003, with respect to (a) each of the directors, (b) the named executive officers, and (c) all directors and executive officers as a group. We have determined beneficial ownership for this purpose in accordance with Rule 13d-3 of Section 13 of the Securities Exchange Act of 1934. Under that rule, a person is deemed to be the beneficial owner of securities if he has or shares voting power or investment power with respect to the securities, or has the right to acquire beneficial ownership within 60 days of March 14, 2003.

      It should be noted that the shares disclosed in the following table as beneficially owned by each of Messrs. Lee, Harkins, Boll and Hagerty include 40,838,414 shares which they may be deemed to be the indirect beneficial owners of through THL Equity Advisors IV, LLC. (See footnotes to the table for additional information.)

	Number of Shares of
	Common Stock		Percent of
Name of Beneficial Owner	Beneficially Owned		Class(1)

Thomas H. Lee	41,665,523	(2)	41.9%
David V. Harkins	41,009,518	(3)	41.6%
C. Hunter Boll	40,974,233	(4)	41.5%
Thomas M. Hagerty	40,974,233	(5)	41.5%
Ronald N. Zebeck	2,742,215	(6)	4.6%
David D. Wesselink	678,249	(7)	1.2%
Lee R. Anderson, Sr.	428,733	(8)	*
Frank D. Trestman	147,500	(9)	*
John A. Cleary	60,500	(10)	*
Edward B. Speno	31,000	(11)	*
Walter M. Hoff	30,000	(12)	*
Joseph A. Hoffman	259,270	(13)	*
David R. Reak	253,939	(14)	*
Patrick J. Fox	215,732	(15)	*
Richard G. Evans	35,415	(16)	*
All directors and executive officers as a group (20 persons)	46,994,324	(17)	50.9%

(*)	Less than 1%.

(1)	Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 14, 2003, are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding such options, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Shares of Common Stock currently convertible from our Preferred Stock are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding such Preferred Stock, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Unless otherwise noted, the persons named have sole voting and investment power for all shares shown as beneficially owned by them.

(2)	Includes 41,635,523 shares of Common Stock into which the Series C Preferred Stock can be voluntarily converted during 2003. If voluntarily converted, the actual number of shares of Common Stock issued may be less than the number reported in accordance with the limitations of the Company’s Series C Preferred Stock to satisfy certain provisions under the indentures for the Company’s 10% Senior Notes due 2004 and 10 1/8% Senior Notes due 2006. The extra shares of Series C Preferred Stock which are not convertible into Common Stock will be convertible into the Company’s non-voting Series D Preferred Stock. See “Who is Entitled to Vote?” on page 1 of this Proxy Statement. Of those 41,635,523 shares: (a) 40,838,414 shares are beneficially owned in the aggregate by Thomas H. Lee Equity Fund IV, L.P. (“Equity Fund”), Thomas H. Lee Foreign Fund IV, L.P. (“Foreign Fund”) and Thomas H. Lee Foreign Fund IV-B, L.P. (“Foreign Fund B”), which may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC (“THL Advisors”), as their general partner; (b) 551,866 shares are beneficially owned by the 1997 Thomas H. Lee Nominee Trust (“Nominee Trust”); (c) 234,743 shares are beneficially owned by Thomas H. Lee Charitable Investment L.P. (“Charitable Investment”); and (d) 10,500 shares are beneficially owned by Thomas H. Lee Investors Limited Partnership (“Investors Partnership”), which may also be deemed to be beneficially owned by THL Investment Management Corp. (“Management Corp.”). Mr. Lee may be deemed to beneficially own these shares because he acts as (a) Principal Managing Director; (b) settlor and beneficiary; (c) General Partner; and (d) sole shareholder, respectively, of these entities. Mr. Lee disclaims beneficial ownership of all shares except for those shares owned by the Nominee Trust and except to the extent of his pecuniary interest in those shares owned by Equity Fund, Foreign Fund, Foreign Fund B and Investors Partnership. Mr. Lee, as General Director of THL Advisors, Chief Executive Officer and sole shareholder of Management Corp., General Partner of Charitable Investment, and grantor of the Nominee Trust, may be deemed to share voting and investment power with respect to 41,635,523 shares beneficially owned by such entities. The filing of this statement shall not be construed as an admission that Mr. Lee, for the purposes of Section 13(d) of the Exchange Act, is the beneficial owner of the securities held by such entities. Also includes 30,000 shares that Mr. Lee has the right to acquire within 60 days of March 14, 2003 through the exercise of stock options.

(3)	Includes the following shares of Common Stock which may be acquired through the conversion of Series C and D Preferred Stock: (a) 40,838,414 shares beneficially owned in the aggregate by Thomas H. Lee Equity Fund IV, L.P. (“Equity Fund”), Thomas H. Lee Foreign Fund IV, L.P. (“Foreign Fund”) and Thomas H. Lee Foreign Fund IV-B, L.P. (“Foreign Fund B”), which may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC, as their general partner; (b) 126,944 shares are beneficially owned by Mr. Harkins; and (c) 14,160 shares beneficially owned by the 1995 Harkins Gift Trust (“Trust”). Mr. Harkins disclaims beneficial ownership of the shares beneficially owned by the Trust and shares beneficially owned in the aggregate by Equity Fund, Foreign Fund and Foreign Fund B, except to the extent of his pecuniary interest therein. Mr. Harkins may be deemed to share voting and investment power with other investors with respect to 40,838,414 shares beneficially owned by Equity Fund, Foreign Fund and Foreign Fund B. These 40,979,518 shares represent the maximum number of shares of Common Stock into which the Series C Preferred Stock can be voluntarily converted during 2003. If voluntarily converted, the actual number of shares of Common Stock issued may be less than the number reported in accordance with the limitations of the Company’s Series C Preferred Stock to satisfy certain provisions under the indentures for the Company’s 10% Senior Notes due 2004 and 10 1/8% Senior Notes due 2006. The extra shares of Series C Preferred Stock which are not convertible into Common Stock will be convertible into the Company’s non-voting Series D Preferred Stock. See

“Who is Entitled to Vote?” on page 1 of this Proxy Statement. The filing of this statement shall not be construed as an admission that Mr. Harkins, for the purposes of Section 13(d) of the Exchange Act, is the beneficial owner of the securities held by such entities. Mr. Harkins may also be deemed to share voting and investment power over shares held by the Trust. Also includes 30,000 shares that Mr. Harkins has the right to acquire within 60 days of March 14, 2003, through the exercise of stock options.

(4)	Includes the following shares of Common Stock which may be acquired through the conversion of Series C and D Preferred Stock: (a) 40,838,414 shares beneficially owned in the aggregate by Thomas H. Lee Equity Fund IV, L.P. (“Equity Fund”), Thomas H. Lee Foreign Fund IV, L.P. (“Foreign Fund”) and Thomas H. Lee Foreign Fund IV-B, L.P. (“Foreign Fund B”), which may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC, as their general partner; and (b) 105,819 shares beneficially owned by Mr. Boll. Mr. Boll disclaims beneficial ownership of the shares beneficially owned in the aggregate by Equity Fund, Foreign Fund and Foreign Fund B, except to the extent of his pecuniary interest therein. Mr. Boll may be deemed to share voting and investment power with other investors with respect to 40,838,414 shares beneficially owned by Equity Fund, Foreign Fund and Foreign Fund B. These 40,944,233 shares represent the maximum number of shares of Common Stock into which the Series C Preferred Stock can be voluntarily converted during 2003. If voluntarily converted, the actual number of shares of Common Stock issued may be less than the number reported in accordance with the limitations of the Company’s Series C Preferred Stock to satisfy certain provisions under the indentures for the Company’s 10% Senior Notes due 2004 and 10 1/8% Senior Notes due 2006. The extra shares of Series C Preferred Stock which are not convertible into Common Stock will be convertible into the Company’s non-voting Series D Preferred Stock. See “Who is Entitled to Vote?” on page 1 of this Proxy Statement. The filing of this statement shall not be construed as an admission that Mr. Boll, for the purposes of Section 13(d) of the Exchange Act, is the beneficial owner of the securities held by such entities. Also includes 30,000 shares that Mr. Boll has the right to acquire within 60 days of March 14, 2003, through the exercise of stock options.

(5)	Includes the following shares of Common Stock which may be acquired through the conversion of Series C and D Preferred Stock: (a) 40,838,414 shares beneficially owned in the aggregate by Thomas H. Lee Equity Fund IV, L.P. (“Equity Fund”), Thomas H. Lee Foreign Fund IV, L.P. (“Foreign Fund”) and Thomas H. Lee Foreign Fund IV-B, L.P. (“Foreign Fund B”), which may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC, as their general partner; and (b) 105,819 shares beneficially owned by Mr. Hagerty. Mr. Hagerty disclaims beneficial ownership of the shares beneficially owned in the aggregate by Equity Fund, Foreign Fund and Foreign Fund B, except to the extent of his pecuniary interest therein. Mr. Hagerty may be deemed to share voting and investment power with other investors with respect to 40,838,414 shares beneficially owned by Equity Fund, Foreign Fund and Foreign Fund B. These 40,944,233 shares represent the maximum number of shares of Common Stock into which the Series C Preferred Stock can be voluntarily converted during 2003. If voluntarily converted, the actual number of shares of Common Stock issued may be less than the number reported in accordance with the limitations of the Company’s Series C Preferred Stock to satisfy certain provisions under the indentures for the Company’s 10% Senior Notes due 2004 and 10 1/8% Senior Notes due 2006. The extra shares of Series C Preferred Stock which are not convertible into Common Stock will be convertible into the Company’s non-voting Series D Preferred Stock. See “Who is Entitled to Vote?” on page 1 of this Proxy Statement. The filing of this statement shall not be construed as an admission that Mr. Hagerty, for the purposes of Section 13(d) of the Exchange Act, is the beneficial owner of the securities held by such entities. Also includes 30,000 shares that Mr. Hagerty has the right to acquire within 60 days of March 14, 2003, through the exercise of stock options.

(6)	Effective December 15, 2002, Mr. Zebeck was terminated as an officer of the Company. The number indicated includes (a) stock units representing 32,594 shares of vested but unissued Common Stock credited to Mr. Zebeck’s deferred stock account in our Annual Incentive Bonus Plan for Designated Corporate Officers; (b) 1,750,441 shares of Common Stock that Mr. Zebeck has the right to acquire within 60 days of March 14, 2003, through the exercise of stock options; (c) 949,180 shares of Common Stock held by Mr. Zebeck’s spouse; and (d) 10,000 shares of Common Stock held by Mr. Zebeck’s children.

(7)	Includes (a) stock units representing 20,013 shares of vested but unissued Common Stock credited to Mr. Wesselink’s deferred stock account in our Annual Incentive Bonus Plan for Designated Corporate Officers; (b) 636,703 shares of Common Stock that Mr. Wesselink has the right to acquire within 60 days of March 14, 2003, through the exercise of stock options; and (c) 450 shares of Common Stock held by Mr. Wesselink’s son, over which Mr. Wesselink has power of attorney.

(8)	Includes 67,500 shares of Common Stock that Mr. Anderson has the right to acquire within 60 days of March 14, 2003, through the exercise of stock options.

(9)	Includes 82,500 shares of Common Stock that Mr. Trestman has the right to acquire within 60 days of March 14, 2003, through the exercise of stock options.

(10)	Includes 47,500 shares of Common Stock that Mr. Cleary has the right to acquire within 60 days of March 14, 2003, through the exercise of stock options.

(11)	Includes 30,000 shares of Common Stock that Mr. Speno has the right to acquire within 60 days of March 14, 2003, through the exercise of stock options.

(12)	Includes 30,000 shares of Common Stock that Mr. Hoff has the right to acquire within 60 days of March 14, 2003, through the exercise of stock options.

(13)	Includes (a) stock units representing 17,879 shares of vested but unissued Common Stock credited to Mr. Hoffman’s stock purchase account in our Management Stock Purchase Plan; (b) 229,481 shares of Common Stock that Mr. Hoffman has the right to acquire within 60 days of March 14, 2003, through the exercise of stock options; (c) 4,500 shares of Common Stock held by Mr. Hoffman’s spouse; and (d) 3,000 shares of Common Stock held in Mr. Hoffman’s IRA.

(14)	Mr. Reak resigned as an officer of the Company effective January 17, 2003. The number includes (a) stock units representing 3,146 shares of vested but unissued Common Stock credited to Mr. Reak’s stock purchase account in our Management Stock Purchase Plan; and (b) 246,526 shares of Common Stock that Mr. Reak has the right to acquire within 60 days of March 14, 2003, through the exercise of stock options.

(15)	Mr. Fox resigned as an officer of the Company effective January 17, 2003. The number includes (a) stock units representing 11,371 shares of vested but unissued Common Stock credited to Mr. Fox’s stock purchase account in our Management Stock Purchase Plan; (b) 196,480 shares of Common Stock that Mr. Fox has the right to acquire within 60 days of March 14, 2003, through the exercise of stock options; (c) 3,000 shares of Common Stock held by Mr. Fox’s spouse; and (d) 476 shares of Common Stock held by Mr. Fox’s children.

(16)	Includes (a) stock units representing 1,976 shares of vested but unissued Common Stock credited to Mr. Evans’ stock purchase account in our Management Stock Purchase Plan; (b) 29,939 shares of Common Stock that Mr. Evans has the right to acquire within 60 days of March 14, 2003, through the exercise of stock options; and (c) 2,500 shares held by Mr. Evans’ revocable trust.

(17)	Includes (a) stock units representing 52,607 shares of vested but unissued Common Stock credited to deferred stock accounts in our Annual Incentive Bonus Plan for Designated Corporate Officers; (b) stock units representing 63,107 shares of vested but unissued Common Stock credited to stock purchase accounts in our Management Stock Purchase Plan; (c) 3,424,165 shares of Common Stock that the directors and executive officers have the right to acquire within 60 days of March 14, 2003, through the exercise of stock options; and (d) 41,988,265 shares of Common Stock through the conversion of Series C and D Preferred Stock.

COMPENSATION TABLES AND COMPENSATION MATTERS

      The following table sets forth the cash and non-cash compensation awarded to or earned by our Chief Executive Officers and our four most highly compensated executive officers for the fiscal years ended December 31, 2002, December 31, 2001, and December 31, 2000, except for Richard G. Evans who joined Metris during 2001.

Summary Compensation Table

				Long-Term Compensation
				Awards
	Annual Compensation
				Restricted	Securities
			Other Annual	Stock	Underlying	All Other
Name and Principal Position	Salary(a)	Bonus	Compensation(b)	Awards(c)	Options(#)(d)	Compensation(e)

Ronald N. Zebeck(f)	2002 $997,727	$0	$221,158	$968,000	470,842	$50,144
Former Chairman	2001 $878,461	$2,244,000	$200,781	$2,337,876	537,464	$514,686
and Chief Executive Officer	2000 $786,153	$1,964,384	$175,055	$2,340,536	1,466,773	$442,411

David D. Wesselink(g)	2002 $461,034	$0	$145,378	$0	140,230	$818,955
Current Chairman and	2001 $418,654	$825,563	$181,080	$27,519	160,322	$600,346
Chief Executive Officer	2000 $340,962	$697,475	$148,829	$116,246	161,590	$442,303

Joseph A. Hoffman	2002 $329,308	$0	$56,668	$0	80,132	$156,018
Executive Vice President,	2001 $299,038	$526,350	$103,323	$43,863	91,612	$134,587
Consumer Credit Card	2000 $246,793	$496,763	$82,823	$41,397	85,186	$112,878
Marketing/ Operations

David R. Reak(h)	2002 $329,308	$0	$42,569	$0	80,132	$148,683
Former Executive Vice	2001 $299,038	$526,350	$54,181	$5,264	91,612	$136,697
President, Risk Management/	2000 $249,205	$498,268	$52,676	$16,609	85,262	$107,598
Recovery

Richard G. Evans	2002 $300,000	$0	$40,190	$0	72,846	$267,498
Executive Vice President,	2001 $167,308	$275,000	$23,675	$9,167	75,000	$243,857
General Counsel

Patrick J. Fox(h)	2002 $285,941	$0	$55,418	$0	77,870	$155,460
Former Executive Vice	2001 $254,496	$446,980	$99,859	$14,899	77,870	$129,873
President, Business	2000 $229,706	$457,000	$84,302	$15,233	45,898	$121,808
Development

(a)	Amounts in this column include base pay and any paid time off.

(b)	Amounts reported under this column include perquisites such as auto allowance and club dues, executive medical reimbursement, tax preparation, spousal travel, and gross-up payments to pay income taxes on such amounts. Amounts paid that represent more than 25% of total perquisites for each named executive officer for each of the fiscal years above are as follows:

2002: Mr. Zebeck received $81,714 for spousal travel and a tax gross-up amount of $44,388; Mr. Wesselink received $65,493 for commuting expenses and a tax gross-up amount of $53,305; and Messrs. Hoffman, Reak, Evans and Fox each received a perquisite allowance of $26,052.

2001: Mr. Zebeck received $83,621 for spousal travel and a tax gross-up amount of $45,424; Mr. Wesselink received $70,407 for commuting expenses and a tax gross-up amount of $57,304; Mr. Hoffman received $38,040 for spousal travel, a tax gross-up amount of $20,664 and a perquisite allowance of $26,052; Mr. Reak received $13,174 for spousal travel, a tax gross-up amount of $6,924 and a perquisite allowance of $26,052; Mr. Evans received $4,150 for spousal travel, a tax gross-up amount of $2,254 and a perquisite allowance of $15,197; and Mr. Fox received $34,992 for spousal travel, a tax gross-up amount of $19,008 and a perquisite allowance of $26,052.

2000: Mr. Zebeck received $72,383 for spousal travel and a tax gross-up amount of $41,516; Mr. Wesselink received $56,707 for commuting expenses and a tax gross-up amount of $48,665;

Mr. Hoffman received $24,102 for spousal travel, a tax gross-up amount of $13,824 and a perquisite allowance of $26,052; Mr. Reak received $9,619 for spousal travel, a tax gross-up amount of $5,191 and a perquisite allowance of $26,052; and Mr. Fox received $22,735 for spousal travel, a tax gross-up amount of $13,040 and a perquisite allowance of $26,052. Mr. Evans was not employed by the Company in 2000.

(c)	Amounts reported in this column represent the dollar value of the restricted stock awards granted to Mr. Zebeck in 2000 (91,430 shares), 2001 (72,558 shares) and 2002 (76,041 shares). Also included is the dollar value of the Company match of Restricted Stock Units (RSUs) made under the Company’s Management Stock Purchase Plan and Annual Incentive Bonus Plan for Designated Corporate Officers. The number of Company match RSUs for each of the named executive officers is as follows: Mr. Zebeck in 2000 (5,242 shares) and in 2001 (5,537 shares); Mr. Wesselink in 2000 (4,653 shares) and in 2001 (1,963 shares); Mr. Hoffman in 2000 (1,657 shares) and in 2001 (3,129 shares); Mr. Reak in 2000 (665 shares) and in 2001 (375 shares); Mr. Evans in 2001 (654 shares); and Mr. Fox in 2000 (610 shares) and in 2001 (1,063 shares). The Company match RSUs granted in 2000 vest on December 31, 2003, and the Company match RSUs granted in 2001 vest on December 31, 2004. No Company match RSUs were granted in 2002. The value of the restricted stock award and the RSUs were determined by multiplying the closing market price of the Company’s Common Stock on the date of grant by the number of shares awarded. Dividends are paid on the shares of restricted stock at the same rate as paid to all stockholders.

(d)	Amounts represent option grants to purchase the Company’s Common Stock under the Metris Companies Inc. Amended and Restated Long-Term Incentive and Stock Option Plan.

(e)	The amounts disclosed in this column include, for each of the years listed:

2002: Supplemental Executive Retirement Plan (SERP) payments of $0 for Mr. Zebeck, $798,444 for Mr. Wesselink, $140,568 for Mr. Hoffman, $133,549 for Mr. Reak, $251,687 for Mr. Evans and $135,806 for Mr. Fox; Non-Qualified Deferred Restorative Retirement Plan (DRRP) payments of $9,000 for Messrs. Zebeck, Wesselink, Hoffman, Reak, Evans and Fox; 401(k) matching contributions in the amount of $5,500 for Messrs. Zebeck, Wesselink, Hoffman, Reak, Evans and Fox; a premium for disability insurance in the amount of $26,194 for Mr. Zebeck; and a key person life insurance premium of $6,603 for Mr. Zebeck.

2001: SERP payments of $491,973 for Mr. Zebeck, $583,035 for Mr. Wesselink, $119,335 for Mr. Hoffman, $113,698 for Mr. Reak, $229,123 for Mr. Evans and $114,525 for Mr. Fox; DRRP payments of $9,000 for Messrs. Zebeck, Wesselink, Hoffman, Reak and Fox, and $0 for Mr. Evans; 401(k) matching contributions in the amount of $5,100 for Messrs. Zebeck, Wesselink, Hoffman, Reak and Fox, and $0 for Mr. Evans; a premium for disability insurance in the amount of $26,194 for Mr. Zebeck; and a key person life insurance premium of $6,603 for Mr. Zebeck.

2000: SERP payments of $394,179 for Mr. Zebeck, $425,286 for Mr. Wesselink, $97,812 for Mr. Hoffman, $92,530 for Mr. Reak and $106,608 for Mr. Fox; DRRP payments of $9,000 for Messrs. Zebeck, Wesselink, Hoffman, Reak and Fox; 401(k) matching contributions in the amount of $5,000 for Mr. Zebeck and $5,100 for Messrs. Wesselink, Hoffman, Reak and Fox; a premium for disability insurance in the amount of $26,252 for Mr. Zebeck; and a key person life insurance premium of $6,603 for Mr. Zebeck. Mr. Evans was not employed by the Company in 2000.

(f)	Effective December 15, 2002, Mr. Zebeck was terminated as an officer of the Company. The information presented in this table with respect to Mr. Zebeck’s compensation, including the information contained in footnotes (c), (d) and (e) above, has been prepared, solely for purposes of this table, on the assumption that restricted shares and options granted to him under the Company’s stock incentive plans continued to vest through December 15, 2002, and that they otherwise remained in effect in accordance with the terms under which the restricted shares and options were originally granted, without taking into account the termination of his employment prior to such date.

(g)	Effective December 15, 2002, Mr. Wesselink was elected Chairman and CEO of the Company.

(h)	Resigned as an officer of the Company effective January 17, 2003.

      The following table shows information concerning stock options granted during the fiscal year ended December 31, 2002, for the named executive officers. The percentage of total options set forth below is based in an aggregate of 2,180,885 options granted to employees during 2002. All options were granted with an exercise price equal to the closing price of our Common Stock on the New York Stock Exchange on the day prior to the date of grant.

Option Grants in Last Fiscal Year

Individual Grants

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise
	Options	Employees in	Price	Expiration	Grant Date
Name	Granted (#)(a)	2002	($/Share)	Date	Present Value(b)

Ronald N. Zebeck(c)	235,421	10.8%	$12.73	05/07/12	$2,041,524
	235,421	10.8%	$12.73	05/07/12	$1,817,427
David D. Wesselink(c)	70,115	3.2%	$12.75	05/06/12	$632,655
	70,115	3.2%	$12.75	05/06/12	$565,232
Joseph A. Hoffman	40,066	1.8%	$12.75	05/06/12	$361,520
	40,066	1.8%	$12.75	05/06/12	$322,992
David R Reak(c)	40,066	1.8%	$12.75	05/06/12	$361,520
	40,066	1.8%	$12.75	05/06/12	$322,992
Richard G. Evans	36,423	1.7%	$12.75	05/06/12	$328,648
	36,423	1.7%	$12.75	05/06/12	$293,624
Patrick J. Fox(c)	34,789	1.6%	$12.75	05/06/12	$313,905
	34,789	1.6%	$12.75	05/06/12	$280,452

(a)	These options were granted under the Metris Companies Inc. Amended and Restated Long-Term Incentive and Stock Option Plan and expire 10 years after their grant date. All the options were granted on May 6 and 7, 2002, and will vest as follows: (a) 50% of the grants in equal increments over four years; and (b) 50% based on Company and industry financial performance criteria, in three equal increments over a three-year minimum and six-year maximum period, and beginning: (1) at the earliest — one year after the grant date, and (2) at the latest — four years after the grant date. Furthermore, these options have an option reload provision which allows the executive to cover the tax and cost of the option exercise by surrendering mature shares. The executive is then granted an option to purchase the number of shares of Common Stock equal to the number of shares surrendered.

(b)	These dollar amounts are the result of calculations of the present value of the grant on the date of grant using the Black-Scholes option pricing method and the following assumptions: 1.62% dividend yield, 92.87% expected volatility, 3.74% risk-free interest rate and six year expected life. The actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock.

(c)	Effective December 15, 2002, Mr. Zebeck was terminated as an officer of the Company and Mr. Wesselink was elected Chairman and CEO of the Company. Messrs. Reak and Fox resigned as officers of the Company effective January 17, 2003. Due to Mr. Zebeck’s termination and the resignation of Messrs. Reak and Fox, all options previously granted to such individuals will continue to vest for 90 days from the last date employed. Messrs. Zebeck, Reak and Fox have up to seven months from the last day employed to exercise any vested options or such options will be forfeited.

      The following table indicates the number of shares of Common Stock acquired upon the exercise of options in the fiscal year ended December 31, 2002, and the value and number of shares of Common Stock subject to exercisable and unexercisable options held as of December 31, 2002, by each of the named executive officers.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year End Option Values

			Number of	Value of Unexercised
			Unexercised Options	In-the-Money Options
			at 12/31/02	at 12/31/02(1)

	Shares Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise(#)	Realized($)	Unexercisable	Unexercisable

Ronald N. Zebeck(2)	0	$0	1,711,979	$0
			2,501,864	$0
David D. Wesselink(3)	0	$0	368,577	$0
			359,065	$0
Joseph A. Hoffman	0	$0	207,124	$0
			180,606	$0
David R. Reak(4)	0	$0	224,169	$0
			180,637	$0
Richard G. Evans	0	$0	20,834	$0
			127,012	$0
Patrick J. Fox(4)	0	$0	180,976	$0
			147,720	$0

(1)	The value of unexercised in-the-money options represents the aggregate difference between the market value on December 31, 2002, of our Common Stock based on the closing price of our Common Stock as reported on the New York Stock Exchange for that day, and the applicable exercise prices of the options.

(2)	Effective December 15, 2002, Mr. Zebeck was terminated as an officer of the Company. The information presented in this table assumes, solely for purposes of this table, that the options granted Mr. Zebeck under the Company’s stock incentive plans remained in effect in accordance with the terms under which the options were originally granted, without taking into account the termination of his employment on December 15, 2002. Due to Mr. Zebeck’s termination, all options previously granted to him will continue to vest for 90 days from his last date employed. Mr. Zebeck has up to seven months from his last date employed to exercise any vested options or such options will be forfeited.

(3)	Effective December 15, 2002, Mr. Wesselink was elected Chairman and CEO of the Company.

(4)	Messrs. Reak and Fox resigned as officers of the Company effective January 17, 2003. Due to their resignations, all options previously granted to them will continue to vest for 90 days from their last date employed. They have up to seven months from their last date employed to exercise any vested options or such options will be forfeited.

Deferred Compensation Plans

      Deferred Restorative Retirement Plan. In November 1999, the Compensation Committee adopted a Deferred Restorative Retirement Plan (“DRRP”) that is limited to a select group of management and highly compensated employees of the Company as a means of sheltering a portion of their income from current taxation while accumulating resources for future investments or retirement. The DRRP is designed to make whole an employee whose benefits under the Company’s 401(k) Plan are limited by the application of Section 415 of the Internal Revenue Code, which limits the amount of contributions that can be made to a defined contribution plan on behalf of an employee. Under the DRRP, participants may defer up to 15% of their salary and bonus with a maximum compensation level of $300,000. The DRRP allows for a 50% match on the first 6% of eligible compensation deferred by the employee. The DRRP also restores the discretionary profit sharing contribution if made under the 401(k) Plan for compensation recognized above the Section 415 limit up to $300,000. On February 10, 2003, the Compensation Committee terminated the DRRP and directed the distribution of vested balances to plan participants.

      Supplemental Executive Retirement Plan. In October 1999, the Compensation Committee adopted a Supplemental Executive Retirement Plan (“SERP”) that covers the Company’s officers or other senior management employees who are selected for participation by the Compensation Committee and the Chief Executive Officer. The SERP is an account balance plan to which the Company makes annual contributions targeted to provide a specified benefit at retirement. Under the SERP, the Company will pay a benefit to a participant whose employment relationship with the Company is completely severed either (a) at age 65, or (b) if the participant has completed five years of plan participation, and has attained age of 55 or greater while employed with the Company. The annual retirement benefit payable under the SERP is targeted to equal either 60% (for the Chief Executive Officer and Executive Vice Presidents) or 40% (for Senior Vice Presidents) of the average of the participant’s final three years of salary and bonus with the Company. Benefits under the SERP will be paid in 15 annual installments, commencing no later than 60 days after the last day of the year in which the participant retires. Upon a change in control of the Company, a termination of the participant’s employment will be deemed to have occurred and, for purposes of determining eligibility for benefits, a participant will be deemed to have reached the age of retirement and completed five years of plan participation.

      The SERP was amended in 2001 to include the following clarification of change in control and the additional triggers that would result in the pay-out of the age 55 benefit:

•	a material diminution or other material adverse change in the participant’s job title, offices, duties, responsibilities, level of administrative support or status from that held, assigned or receiving within the 90-day period preceding the change in control event;

•	a material reduction in the participant’s compensation (including base salary and bonuses), qualified and non-qualified pension and profit sharing benefits, welfare and fringe benefits, or executive expense allowances in comparison to that which the participant is entitled to during the 90-day period immediately before the change in control event;

•	participant is forced to relocate to a business location more than forty (40) miles from the location at which the participant was assigned immediately before the initial change in control event, or

•	participant’s employer or the surviving company in a merger to which the employer is a party, terminates its sponsorship of the SERP, or suspends or discontinues annual company contributions to the SERP.

      The SERP was further amended in February 2003 to provide the Compensation Committee with the authority to accelerate the vesting of any unvested participant balances if it deems early vesting to be in the best interest of the Company.

      If a participant dies before the participant’s employment terminates, his/her death will be treated as a termination of employment and the participant will be deemed to have reached the age of retirement and completed five years of plan participation. During 2002, the Company contributed the following amounts under the SERP for our former and current CEO, and each of the other named executive officers who are participants: Mr. Zebeck, $0; Mr. Wesselink, $798,444; Mr. Hoffman, $140,568; Mr. Reak, $133,549; Mr. Evans, $251,687; and Mr. Fox, $135,806. The Company calculates these contributions based on actuarial assumptions regarding years of participation and future investment return on participants’ account balances. The Company has assumed that these officers will remain participants in the SERP until age 65. The total amount that has been deferred under the SERP for the named executive officers is $5,122,622. The estimated annual benefit payable to each of the named executive officers upon retirement is: $3,328,011 for Mr. Zebeck; $758,111 for Mr. Wesselink; $1,050,706 for Mr. Hoffman; $1,103,241 for

Mr. Reak; $586,402 for Mr. Evans; and $827,517 for Mr. Fox. Due to the termination or resignation of Messrs. Zebeck, Reak and Fox prior to vesting, they are not entitled to receive benefits under the SERP.

Management Stock Purchase Plan

      In May 1999, the Company’s stockholders approved a Management Stock Purchase Plan which allows a participant to defer up to 50% of his/her bonus. Any employee whose job title is Senior Vice President or higher and who participates in the Management Incentive Bonus Plan is eligible to participate in the Management Stock Purchase Plan.

      Amounts deferred under the Management Stock Purchase Plan are credited to a stock purchase account as restricted stock units representing unissued shares of Common Stock. The price of the restricted stock unit is the closing price of Company Common Stock on the date the deferral was made. The Company will also match the deferred amount at a rate equal to $1 for every $3 contributed by the participant. The participant’s contribution is immediately vested and the match vests on the last day of the calendar year of the third anniversary of the performance year for which the bonus was paid. Unless a participant’s employment is terminated, amounts contributed to the stock purchase account must remain in the account for a minimum of three years.

Incentive Plan for Designated Corporate Officers

      The Incentive Plan for Designated Corporate Officers was established by the Company’s stockholders in response to Section 162(m) of the Internal Revenue Code. The plan originally was approved by the stockholders at the 1997 Annual Meeting, and amendments to the plan were approved by the stockholders at the 1998 and 1999 Annual Meetings. The plan contains a stock purchase component which allows a participant to defer up to 50% of his/her bonus. The Compensation Committee annually names the participants of this plan.

      Amounts deferred under the Incentive Plan for Designated Corporate Officers are credited to a stock purchase account as restricted stock units representing unissued shares of Common Stock. The price of the restricted stock unit is the closing price of Company Common Stock on the date the deferral was made. The Company will also match the deferred amount at a rate equal to $1 for every $3 contributed by the participant. The participant’s contribution is immediately vested and the match vests on the last day of the calendar year of the third anniversary of the performance year for which the bonus was paid. Unless a participant’s employment is terminated, amounts contributed to the stock purchase account must remain in the account for a minimum of three years.

Change of Control Severance Agreements

      The Company has entered into Change of Control Severance Agreements (“Severance Agreements”) with key employees, including each of the named executive officers in this Proxy Statement. These agreements are intended to provide continuity of management in the event of a change of control. Each Severance Agreement provides that the covered employee be assured of certain salary and compensation while employed during the two-year period after a change of control (“Post-Change Period”), and also provides severance payments if the Company terminates employment of the covered employee, other than for death, “disability” or “cause,” or if such employee terminates his or her employment for “good reason,” as defined in the agreement.

      While employed during the Post-Change Period, each covered employee will be paid an annual salary at least equal to 12 times that employee’s highest monthly base salary paid during the 12-month period prior to the change of control event (“Guaranteed Base Salary”). In addition, the covered employee will be entitled to participate in all incentive compensation, retirement and welfare plans applicable to peer executives at the Company during the “Post-Change Period,” but in no event shall those incentive compensation, retirement and welfare plans be on terms less favorable to the employee than the most favorable terms provided to the employee under plans in effect 90 days prior to the change of control. All outstanding stock options granted to the covered employee will become fully vested upon the occurrence of a change of control event. To the extent those options are forfeited, the covered employee will be entitled to receive a cash payment equal to the aggregate difference between the fair market value of Company Common Stock underlying such forfeited options and the exercise price to purchase such stock.

      The severance payments to be made if the employee is terminated without “cause,” or if he/she resigns with “good reason” during the Post-Change Period, include the following:

(a)	an amount equal to the Guaranteed Base Salary and accrued vacation through the applicable termination date;

(b)	a lump sum payment in cash equal to a certain number times the covered employee’s Guaranteed Base Salary plus the highest annual bonus paid to that employee during the preceding two years (“Guaranteed Bonus”);

(c)	a cash payment equal to a pro rata of the Guaranteed Bonus for the year of termination;

(d)	all deferred amounts under any Company non-qualified deferred compensation or pension plan, together with accrued but unpaid earnings thereon;

(e)	an amount equal to the unvested portion of the employee’s accounts, accrued benefits or payable amounts under any qualified plan, and certain pension, profit sharing and retirement plans we maintain; and

(f)	an amount equal to fees and costs charged by an outplacement firm.

      In addition, the Company has agreed, for the period following the employee’s termination date until the first anniversary of their termination date, to continue to provide to such employee certain welfare benefits, including, but not limited to, medical, dental, disability, and individual life and travel accident insurance on terms at least as favorable as provided to other employees at the same level during the 90-day period preceding the change of control event.

      Each Severance Agreement provides that the Company shall make an additional “gross up payment” if the covered employee would receive a payment deemed an “excess parachute payment” under the Internal Revenue Code of 1986 to pay any excess tax pursuant to Section 4999 of the Code. The Company will not be able to deduct any excess parachute payments, if any, made to executive officers under the agreements nor any payment of any “gross up” for payment of the tax.

      Each covered employee signing a Severance Agreement agrees for a period of years, equal to the number by which his or her Guaranteed Base Salary and Guaranteed Bonus is multiplied for the determination of severance, not to compete with the Company. The number of years and the number by which the Guaranteed Salary and Guaranteed Bonus are multiplied for each of the named executive officers are as follows:

Executive Officer	Multiplier

Zebeck(1)	3x
Wesselink	2x
Hoffman	2x
Reak(2)	2x
Evans	2x
Fox(2)	2x

(1)	Effective December 15, 2002, Mr. Zebeck was terminated as an officer of the Company. Change of control coverage ended on his last day of employment.

(2)	Effective January 17, 2003, Messrs. Reak and Fox resigned as officers of the Company. Change of control coverage ended on their last day of employment.

      A “change of control” under the Severance Agreements occurs if any of the following events occur:

(a)	“any person” as defined in the Securities Exchange Act of 1934 acquires beneficial ownership, as defined in the Exchange Act, of more than 30% of the Common Stock of the Company, except under Mr. Wesselink’s and Mr. Evans’ agreements, in which the ownership percentage required is 50%;

(b)	individuals who constitute the Board prior to a change of control cease to constitute a majority of the Board; or

(c)	certain corporate reorganizations, including certain mergers, sale of substantially all of the assets, liquidation or dissolution.

The issuance of the Series C Preferred Stock to affiliates of Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company, on June 1, 1999, constituted a change of control under these agreements. Mr. Zebeck waived that “change of control” under his Change of Control Severance Agreement.

Key Person Life Insurance

      During 2002, the Company provided an insurance death benefit for Ronald N. Zebeck in the amount of $25 million. The Company was the beneficiary of $20 million and Mr. Zebeck’s spouse was the beneficiary of $5 million. Due to Mr. Zebeck’s termination of employment, this key person life insurance policy was cancelled.

COMPARATIVE STOCK PERFORMANCE

      The following graph compares the cumulative total stockholder return on the Company’s Common Stock since December 31, 1997 with the cumulative return for the S&P 500 Index and the S&P 500 Diversified Financials Index over the same period, assuming the investment of $100 on December 31, 1997, and reinvestment of gross dividends when paid.

5-Year Total Return Performance

TOTAL RETURN	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Metris Common Stock	$100.00	$147.04	$208.69	$231.06	$226.13	$22.92
S&P 500 Index	$100.00	$128.34	$154.79	$141.12	$125.00	$99.01
S&P 500 Div. Fin. Index	$100.00	$123.94	$158.94	$202.54	$176.62	$139.78

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Policies

      The Board has delegated to the Compensation Committee (“Committee”) the authority to review, set and administer the Company’s compensation plans, subject to ratification by the full Board as to the compensation paid to the Chairman and Chief Executive Officer (“CEO”). The Committee is comprised entirely of independent directors for purposes of the New York Stock Exchange listing standards.

      The Committee has established compensation guidelines to achieve four basic goals:

•	To promote stock ownership for key executives so as to align their compensation with stockholder interests;

•	To allow the Company to attract, retain and motivate executives of the highest caliber;

•	To align compensation directly with stockholder market value through financial performance goals and accomplishment of team or individual objectives; and

•	To establish annual incentives based on aggressive performance goals.

      For 2002, these policies were achieved through a compensation program consisting of base salary, short-term incentive compensation in the form of bonuses, and long-term stock options.

Base Salaries of Executive Officers other than the Chief Executive Officer

      Each year the Committee reviews base salaries of the senior officers, including the executive officers named in this Proxy Statement in the section entitled “Compensation Tables and Compensation Matters.” In determining base salaries, the Committee considers the range of salaries paid to similar officers at comparable companies. In addition, the Committee makes subjective judgments concerning individual performance of the executive officer.

      This year, the Committee commissioned an independent human resources consulting firm to perform external market comparisons regarding executive compensation. This comparison demonstrated that the base salary we pay to Company executives is generally competitive to that of peer executives at comparable companies within the Company’s market. This is consistent with the Company’s goal to reward employees based upon Company performance. Where salaries were deemed to be above market, no increase will be granted in 2003.

Bonus Payments to Executive Officers other than the Chief Executive Officer

      In 2002, other than our former and current Chairman and CEO, and Messrs. Hoffman, Fox and Reak, who participated in the Amended and Restated Annual Incentive Bonus Plan for Designated Corporate Officers (“Designated Corporate Officers Plan”), the remaining executive officers and other corporate officers and employees participated in the 2002 Metris Companies Inc. Management Incentive Bonus Plan (“Management Incentive Plan”).

      Payouts under the Management Incentive Plan are based upon two components: (i) Company performance as measured by targets selected by the Committee; and (ii) individual management objectives set for each employee and approved by the CEO. The weight accorded each component is based on the position level of the employee. More senior employees’ bonuses are weighted heavily on Company performance, whereas, less senior employees’ bonuses depend heavily upon reaching individual goals.

      For 2002, no payouts were made under either the Management Incentive Plan or the Designated Corporate Officers Plan.

Stock Options for Executive Officers other than the Chief Executive Officer

      In 2002, all executive officers and other key employees were granted non-qualified stock options under the Company’s Amended and Restated Long-Term Incentive and Stock Option Plan. During the year, options played an important role in attracting superior employees. In addition, options were granted to executives and employees whose individual performances demonstrated continued excellence.

      The options granted provided that they would expire in 10 years. The May 6 and 7, 2002 option grants vest as follows:

•	50% of the grant in equal increments over four years from May 6 or 7, 2003 to May 6 or 7, 2006, respectively; and

•	50% based on Company and industry financial performance criteria, in three equal increments over a three-year minimum and six-year maximum period, beginning: (i) at the earliest — one year after the grant date; and (ii) at the latest — four years after the grant date.

All stock options granted in 2002 have an exercise price equal to the fair market value of Company Common Stock on the date of the grant. The fair market value of Company Common Stock on the date of the grant is determined to be the closing price of the Company’s Common Stock as reflected on the New York Stock Exchange on the day immediately prior to the grant date.

Compensation of the Chief Executive Officer(s)

      Although the full Board must ratify any Committee decision concerning compensation paid to Ronald N. Zebeck, former Chairman and CEO, and David D. Wesselink, current Chairman and CEO, only the Committee may actually set such compensation. The Board has not modified, in any material way, any recommendation of the Committee in 2002.

Ronald N. Zebeck

      Each year the Committee thoroughly reviews competitive market data and compares it to the current base salary of the CEO. The data is selected based on peer companies within the Company’s market. In 2002, Mr. Zebeck’s base salary was increased by 10% from $880,000 to $968,000. In reaching its decision to increase Mr. Zebeck’s base salary, the Committee considered several factors including market conditions and prior Company performance.

      At the beginning of 2002, Mr. Zebeck met with the Committee to discuss his goals and objectives for the coming year and to set the performance goals under the Designated Corporate Officers Plan. Based on such discussion, the Committee decided that Mr. Zebeck’s bonus would be tied entirely to certain earnings per share (“EPS”) targets. Since the EPS target was not met in 2002, no bonus was awarded to Mr. Zebeck under the Designated Corporate Officers Plan.

      In May 2002, the Committee authorized a grant of options to Mr. Zebeck to purchase 470,842 of the Company’s Common Stock under the Company’s Amended and Restated Long-Term Incentive and Stock Option Plan (“Stock Option Plan”). Although the exercise price and vesting schedule were the same as set forth above for the May 6 or 7, 2003 options grants, the options will not vest due to Mr. Zebeck’s termination of employment.

      We awarded 76,041 shares of restricted Common Stock to Mr. Zebeck in 2002. The restricted stock was scheduled to vest in 2007, but has been cancelled due to Mr. Zebeck’s termination of employment.

David D. Wesselink

      Mr. Wesselink was elected Chairman and CEO on December 15, 2002. As a result of Mr. Wesselink’s promotion, the Committee recommended and the Board approved a salary adjustment from $462,000 to $625,000 effective December 15, 2002. For most of 2002, Mr. Wesselink acted in the capacity of Vice Chairman of the Company and, as a result, his goals and objectives under the Designated

Corporate Officers Plan were established in discussion with the former Chairman and CEO. Due to Company performance in 2002, no bonus payment was made to Mr. Wesselink. Furthermore, due to the timing of his promotion, his performance goals as Chairman and CEO for 2002 were not established.

      In May 2002, the Committee authorized a grant of options to Mr. Wesselink to purchase 140,230 of the Company’s Common Stock under the Stock Option Plan. The exercise price and vesting schedule are the same as set forth above for the other executive officers granted options on May 6 or 7, 2002.

      On February 10, 2003, the Committee authorized a grant of options to Mr. Wesselink to purchase 400,000 shares of the Company’s Common Stock under the Stock Option Plan. The vesting schedule for that grant is 50% of the grant immediately, and 50% on the second anniversary of the grant.

Policy on Deductibility of Compensation

      Under Section 162(m) of the Internal Revenue Code, the Company is generally precluded from deducting compensation in excess of $1 million per year for its CEOs and the next four highest paid executive officers, unless payments are made under qualifying performance based plans.

      The Committee generally intends to pursue a strategy to maximize the deductibility of compensation paid to executives. However, the Committee reserves the right to take actions it considers to be in the Company’s best interest, including the authorization of compensation without regard to deductibility.

JOHN A. CLEARY Chair	LEE R. ANDERSON, SR. Former Member	DAVID V. HARKINS Former Member	EDWARD B. SPENO Member

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Committee and approved by the Board. The Audit Committee’s charter was recently updated and is attached to this Proxy Statement as Appendix B. The members of the Audit Committee are Frank D. Trestman (Chair), Walter M. Hoff and Edward B. Speno. On February 7, 2003, Derek V. Smith resigned as a director of the Company and as a member of the Audit Committee due to personal and business time constraints.

      Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditor, KPMG LLP (“KPMG”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee is responsible for considering and reviewing with management and the independent auditors the adequacy of these internal controls and accounting functions. As part of fulfilling this responsibility, the Audit Committee meets and discusses these matters with the Company’s internal audit personnel. The internal auditors are responsible to the Audit Committee for testing the integrity of the financial accounting and reporting control systems, and such other matters as the Audit Committee determines.

      In connection with these duties, the Audit Committee met with management and KPMG to review and discuss the December 31, 2002 financial statements, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of the significant judgments and the clarity of disclosures in the financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received the written disclosures from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG that firm’s independence from management and the Company. The Audit Committee also considered whether non-audit services provided by KPMG during the last fiscal year were compatible with maintaining the independent auditor’s independence.

      Based upon the Audit Committee’s discussions with management and KPMG, and the Audit Committee’s review of the representations of management and KPMG, the Audit Committee recommended that the Company’s Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

FRANK D. TRESTMAN Chair	WALTER M. HOFF Member	EDWARD B. SPENO Member

INFORMATION REGARDING INDEPENDENT AUDITOR

      The following table sets forth the amount of audit fees, audit related fees, financial information systems design and implementation fees, and all other fees billed for services by KPMG for the year ended December 31, 2002.

Amount

Audit Fees	$569,420
Financial Information Systems Design and Implementation Fees	$0
All Other Fees
Other Audit and Attestation Services	$665,784
Tax Services	$98,025

Total Fees	$1,333,229

      The Audit Committee has considered and has determined that the provision of the non-audit services described in the table above is compatible with maintaining KPMG’s independence.

PROPOSAL ONE:

APPROVAL OF AMENDMENTS TO THE COMPANY’S

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

      Currently, our Amended and Restated Certificate of Incorporation provides that directors, other than directors who may be elected by any series of Preferred Stock or any other securities of the Company, are divided into three classes, as nearly equal in number as possible. The three classes of directors serve staggered three-year terms such that approximately one-third of our directors that are elected by holders of our Common Stock are elected at each annual meeting of stockholders. A board that is divided into classes in this manner is often referred to as a “classified” board.

      In early 2003, the Board reviewed and discussed corporate governance issues relating to having a classified board. As a result of this review, the Board, with the exception of Ronald N. Zebeck, decided that it would be in the best interests of the Company and its stockholders to declassify the Board and, in its place, provide for the annual election of the entire Board. In reaching its determination, the Board considered the following factors:

•	the Board’s belief that it is desirable, as part of the director nomination process, for the Board to have the opportunity to assess the contributions of all directors annually, and not just of those whose three-year term is scheduled to expire, so that the Board’s composition can be appropriately adjusted to address the Company’s evolving needs;

•	the Board’s belief that an annual election will facilitate the removal of directors who are not, in the view of a majority of stockholders, managing the Company in the best interests of the Company;

•	stockholder perception of classified board provisions (including the fact that classified boards may have the appearance of being self-serving) regardless of the motivation for their adoption, and the fact that many stockholders believe annual elections increase accountability of directors to stockholders; and

•	the Board’s belief that it is appropriate for stockholders to have the opportunity on an annual basis to vote on the election of all members of the Board.

      The Board also took into consideration the benefits provided by a classified board, including added continuity in management and deterrence against unsolicited hostile takeovers that are inadequate or unfair. The Board, with the exception of Mr. Zebeck, determined that these benefits were outweighed by the other considerations listed above.

      The Board, with the exception of Mr. Zebeck, has approved and recommended for approval by the stockholders amendments to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board and provide for one-year terms of office for all directors. A copy of our Amended and Restated Certificate of Incorporation, excluding the Certificates of Designation of our Series B, Series C and Series D Preferred Stock, as proposed to be amended by the changes marked in that copy, is attached to this Proxy Statement as Appendix C. If the amendment is approved and becomes effective, the Board will not be classified and the term of each director of the Company will expire at the annual meeting of stockholders following that director’s election and until such director’s successor shall have been elected and qualified. Therefore, upon this amendment becoming effective, the term of all our current directors will expire at this Annual Meeting upon the election and qualification of their successors. Thereafter, all directors will be elected at each annual meeting of stockholders to serve a one-year term and until their successors are elected and qualified or until their earlier death, resignation or removal. The amendment will become effective upon the filing of the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which will occur as soon as reasonably practicable following this Annual Meeting. Finally, if this proposal is approved by the stockholders, the Board will amend the Company’s Bylaws to provide for the annual election of directors.

      The Board, with the exception of Mr. Zebeck, recommends a vote FOR the Approval of Amendments to the Company’s Amended and Restated Certificate of Incorporation.

PROPOSAL TWO:

ELECTION OF DIRECTORS

COMMON STOCKHOLDERS

Election of Two Directors for Three-Year Terms or, if Proposal One is Approved,

Election of Six Directors for One-Year Terms

      For holders of our Common Stock, the second agenda item to be voted on is the election of two Class Two directors or, if Proposal One is approved, the election of six directors. Currently, our Board consists of eleven directors, two of whom are Class One directors (with terms expiring at the 2005 Annual Meeting of Stockholders), two of whom are Class Two directors (with terms expiring at this Annual Meeting of Stockholders), three of whom are Class Three directors (with terms expiring at the 2004 Annual Meeting of Stockholders), and four of whom are elected by the holders of our Series C Preferred Stock. The membership of each of the classes of directors is set forth below.

      If the stockholders approve the amendments to the Company’s Amended and Restated Certificate of Incorporation declassifying the Board, as described in Proposal One above, the persons named on the enclosed Proxy card will vote to elect the following nominees: Lee R. Anderson, Sr., John A. Cleary, Walter M. Hoff, Edward B. Speno, Frank D. Trestman and David D. Wesselink, as directors for terms ending at the 2004 Annual Meeting of Stockholders, unless you withhold authority to vote for any or all of the nominees by marking the Proxy card to that effect. They are all currently serving as directors of the

Company. The Board did not nominate Ronald N. Zebeck for election to the Board and such position will remain vacant until an appropriate candidate is elected and qualified.

      If the stockholders fail to approve Proposal One, the persons named on the enclosed Proxy card will vote to elect the nominees, Edward B. Speno and David D. Wesselink, as Class Two directors for terms ending at the 2006 Annual Meeting of Stockholders unless you withhold authority to vote for any or all of the nominees by marking the Proxy card to that effect. Messrs. Speno and Wesselink are currently serving as directors of the Company. Mr. Wesselink is also our CEO and was elected to the Board on December 15, 2002.

      Each of the nominees has consented to being named in this Proxy Statement, and to serve as a director if elected. Each nominee elected as a director will continue in office until his successor has been elected and qualified or until his death, resignation or retirement. We expect each nominee for election as a director to be able to serve. If any nominee is not able to serve, proxies will be voted in favor of the remaining nominees and may be voted for a substitute.

                  Nominees for Class Two Directors

      The Board has selected the following directors to be placed in Class Two, who are the nominees for election at this Annual Meeting if Proposal One is not approved by the stockholders:

      Edward B. Speno (age 66; director since 2000) was Executive Vice President of Credit Card Service Corporation (“CCSC”) from 1982 to 1991. Prior to joining CCSC, he was Executive Vice President and Business Manager of Citicorp Financial, Inc. from 1977 to 1982. Mr. Speno served as Vice President of Citibank, N.A. from 1975 to 1982. He is a past director of CCC Information Service Group, Inc., CCSC and various subsidiaries, Multibank Financial Corp. and Speno Railroad Ballast Cleaning Company. Mr. Speno is a charter member of the John Carroll Society of the Archdiocese of Baltimore. He is also a member of the advisory boards of the Dana and Albert Broccoli Center for Aortic Diseases and The Cardiovascular Institute, Heart Initiative, at the Johns Hopkins University School of Medicine, and is Fundraising Chairman for the Henry Ciccarone Center for the Prevention of Heart Disease at Johns Hopkins.

      David D. Wesselink (age 60; director since 2002) has been Chairman and Chief Executive Officer of the Company since December 2002. Mr. Wesselink previously was Vice Chairman of the Company from September 2000 to November 2002, and Executive Vice President, Chief Financial Officer of the Company from December 1998 to August 2000. Prior to joining the Company, Mr. Wesselink was Senior Vice President and Chief Financial Officer of Advanta Corporation from 1993 to February 1998. Prior to Advanta Corporation, he held several positions at Household Finance Corp. and Household International, Inc. from 1971 to 1993, including Senior Vice President from 1986 to 1993, and Chief Financial Officer from 1982 to 1993. Mr. Wesselink is also a director of Saxon Capital, Inc., CFC International, Inc. and MasterCard Incorporated US Region Board.

     Class One Directors

      Lee R. Anderson, Sr. (age 63; director since 1997) is Chairman and Chief Executive Officer of the API Group, Inc. located in Saint Paul, Minnesota, a group of 23 separate construction, manufacturing, fire protection and material distribution companies operating out of 90 offices in the United States, Canada and Great Britain.

      John A. Cleary (age 71; director since 1998) was the Chief Executive Officer of Donnelley Marketing, Inc. from 1979 until 1993. Donnelley Marketing, Inc. was a division of Dun and Bradstreet Corporation until 1991 when it was acquired by a group of investors and senior management. Mr. Cleary continued as CEO until 1993 when he was elected Vice Chairman of the Board of Directors, a position he held until 1996 when First Data Corporation acquired the company. Mr. Cleary continued as a senior advisor and consultant to the company. In 1996, Mr. Cleary founded a marketing and consumer privacy consulting firm, John Cleary Enterprises, of which he is President and which has no affiliation with the

Company. Mr. Cleary is also a director of SoundWater, Inc., a non-profit environmental education organization dedicated to the preservation and protection of Long Island Sound. Mr. Cleary was also a director of the Direct Marketing Association from 1985 to 1996, and served as Chairman of its Board from 1990 to 1991.

                  Class Three Directors

      Walter M. Hoff (age 50; director since 1999) is Chairman and Chief Executive Officer of NDCHealth. Prior to joining NDCHealth, Mr. Hoff was Executive Vice President of First Data Corporation from 1991 to 1997, with responsibility for First Data Card Services Group. Mr. Hoff served as Chief Financial Officer and Executive Vice President of American Express Information Services Corporation (predecessor to First Data Corporation) from 1989 to 1991.

      Frank D. Trestman (age 68; director since 1996) has been President of Trestman Enterprises, an investment and business development firm, for the past seven years. Mr. Trestman is also Chairman of The Avalon Group, a real estate development company. He has been a consultant to McKesson Corporation and is the former Chairman of the Board and Chief Executive Officer of Mass Merchandisers, Inc., a distributor of non-food products to grocery retailers and a former subsidiary of McKesson Corporation. Mr. Trestman is a director of Insignia Systems, Inc. and Best Buy Co., Inc. He also serves on the Board of Governors of Abbott Northwestern Hospital and on the Board of Trustees of The Harry Kay Foundation.

      Ronald N. Zebeck (age 47; director since 1996) was Chairman and Chief Executive Officer (“CEO”) of the Company from May 2000 to December 2002. He previously served as President and CEO since our incorporation in August 1996. He was President of one of our subsidiaries, Metris Direct, Inc., from March 1994 to December 2002, and served as Chairman of the Board of our subsidiary, Direct Merchants Credit Card Bank, National Association, from July 1995 to December 2002. Mr. Zebeck was Managing Director, GM Card Operations, of General Motors Corporation from 1991 to 1993, Vice President of Marketing and Strategic Planning of Advanta Corporation (previously known as Colonial National Bank USA) from 1987 to 1991, Director of Strategic Planning of TSO Financial (later Advanta Corporation) from 1986 to 1987, and held various credit card and credit-related positions at Citibank affiliates from 1976 to 1986.

          The Board recommends a vote FOR the Election of Two Directors for Three-Year Terms or, if Proposal One is Approved, Election of Six Directors for One-Year Terms

PREFERRED STOCKHOLDERS

Election of Four Directors for One-Year Terms

      In addition to the six directors who may be elected by the holders of our Common Stock, the holders of our Series C Preferred Stock have the right to elect four directors. The directors elected by the Preferred Stockholders serve for one-year terms. The current terms expire at this Annual Meeting. The following persons are both the current directors representing the holders of our Series C Preferred Stock and the nominees for election to terms expiring at the 2004 Annual Meeting of Stockholders.

      C. Hunter Boll (age 47; director since 1999) has been employed by Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company, since 1986. From 1984 through 1986, Mr. Boll was with The Boston Consulting Group. From 1977 through 1982, he served as an Assistant Vice President, Energy and Minerals Division of Chemical Bank. Mr. Boll is a Director of Big V Supermarkets, Inc., Cott Corp., The Smith & Wollensky Restaurant Group, Inc., TransWestern Publishing, L.P., and United Industries, Inc.

      Thomas M. Hagerty (age 40; director since 1999) has been employed by Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company, since 1988. Prior to joining Thomas H. Lee Partners,

L.P., Mr. Hagerty was in the mergers and acquisitions department of Morgan Stanley & Co. Incorporated. Mr. Hagerty is a director of ARC Holdings, Cott Corp., Conseco Inc., MGIC Investment Corporation and Syratech Corp. Mr. Hagerty is also a Vice President of T.H. Lee Mezzanine II, the Administrative General Partner of Thomas H. Lee Advisors II, L.P., which is the sole limited partner of the Managing General Partner of ML-Lee Acquisition Fund II, L.P. and ML-Lee Acquisition Fund (Retirement Accounts) II, L.P. Mr. Hagerty was the Interim Chief Financial Officer of Conseco, Inc. from July 2000 through April 2001. On December 17, 2002, Conseco, Inc. voluntarily commenced a case under Chapter 11 of the United States Code in the United States Bankruptcy Court, Northern District of Illinois, Eastern Division.

      David V. Harkins (age 62; director since 1999) has been affiliated with Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company, since its founding in 1974, and currently serves as President of Thomas H. Lee Partners, L.P. In addition, he has over 30 years experience in the investment and venture capital industry with the John Hancock Mutual Life Insurance Company, where he began his career, as well as TA Associates and Massachusetts Capital Corporation. Mr. Harkins also founded National Dentex Corporation and serves as Chairman of the Board. He is currently a Director of Conseco Inc., Cott Corp., Fisher Scientific International Inc., Stanley Furniture Company, Inc., and Syratech Corp. Mr. Harkins also serves as President and Trustee of T.H. Lee Mezzanine II, the Administrative General Partner of Thomas H. Lee Advisors II, L.P., which is the sole limited partner of the Managing General Partner of ML-Lee Acquisition Fund II, L.P. and ML-Lee Acquisition Fund (Retirement Accounts) II, L.P., Principal Managing Director of Thomas H. Lee Advisors, LLC, TH Lee, Putnam Capital Advisors, LLC, and Thomas H. Lee Management Company, LLC, President of THL Fund IV Bridge Corp. and THL Investment Management Corp., and Vice President of THL Equity Holdings III, Inc.

      Thomas H. Lee (age 58; director since 1999) founded Thomas H. Lee Partners, L.P.’s predecessor, Thomas H. Lee Company, in 1974 and from that time, through July 1999, served as its President. Mr. Lee currently serves as General Director of Thomas H. Lee Partners, L.P. Thomas H. Lee Partners, L.P. is a Boston-based private equity firm that focuses on investments in growth companies. From 1966 through 1974, Mr. Lee was with First National Bank of Boston where he directed the bank’s high technology lending group from 1968 to 1974. Mr. Lee is also a director of Vertis Holdings, Inc., Finlay Fine Jewelry Corporation, First Security Services Corporation, Miller Import Corporation, Safelite Glass Corporation, The Smith & Wollensky Restaurant Group, Inc., Vail Resorts, Inc., and Wyndham International, Inc. Mr. Lee is an individual general partner of ML-Lee Acquisition Fund II, L.P. and ML-Lee Acquisition Fund (Retirement Accounts) II, L.P. Mr. Lee also serves as Chairman of T.H. Lee Mezzanine II, the Administrative General Partner of Thomas H. Lee Advisors II, L.P., which is the sole limited partner of the Managing General Partner of ML-Lee Acquisition Fund II, L.P. and ML-Lee Acquisition Fund (Retirement Accounts) II, L.P.

PROPOSAL THREE:

RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITOR

FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003

      Subject to stockholder approval, the Board has selected KPMG LLP (“KPMG”) as our independent auditor for the fiscal year ending December 31, 2003. KPMG has served as our independent auditor since 1996. Representatives of KPMG are expected to be present at the Annual Meeting and will be given an opportunity to make a statement and answer appropriate stockholder questions. Stockholders may submit questions concerning our financial statements either orally at the Annual Meeting or in writing before the Annual Meeting.

          The Board recommends a vote FOR the Ratification of KPMG LLP as Independent Auditor for the Company for the Fiscal Year Ending December 31, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      To our knowledge, based upon a review of our records and responses to questionnaires of all reporting officers and directors, all reports required to be filed by the Company’s executive officers, directors and greater than 10% beneficial owners pursuant to Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2002, were filed on a timely basis, except that Mark P. Wagener filed a late Form 5 reflecting a grant of options and Ronald N. Zebeck filed a late Form 5 reflecting two transactions and a grant of options.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATIONS OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

      If you wish to submit proposals to be included in our 2004 Proxy Statement, we must receive them on or before December 31, 2003. Please address your proposals to Richard G. Evans, Secretary, Metris Companies Inc., 10900 Wayzata Boulevard, Minnetonka, Minnesota 55305-1534.

      Under our Bylaws, if you wish to nominate directors or bring other business before the stockholders at the 2004 Annual Meeting:

•	you must notify the Secretary in writing not less than forty-five (45) days before the first anniversary of the date that we first mailed this Proxy Statement, or March 15, 2004; and

•	your notice must contain the specific information required in our Bylaws.

Please note that these requirements pertain only to matters you wish to bring before your fellow stockholders at an Annual Meeting. They are separate from the deadline to have a proposal included in a future Proxy Statement.

      If you would like a copy of our Bylaws, we will send you one without charge. Please write to the Secretary of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

RICHARD G. EVANS
Secretary
April 28, 2003

APPENDIX A

METRIS COMPANIES INC.

NOMINATING/ CORPORATE GOVERNANCE COMMITTEE

CHARTER

PURPOSE

      The purposes of the Nominating/ Corporate Governance Committee (“Committee”) are to (i) identify and recommend individuals qualified to become members of the Board of Directors (“Board”) of Metris Companies Inc. (“Corporation”); (ii) determine the composition of the Board and its committees; (iii) develop and monitor a process to assess Board effectiveness; (iv) oversee succession planning for the Corporation’s Chief Executive Officer (“CEO”); (v) develop and recommend to the Board a set of corporate governance principles applicable to the Corporation; (vi) oversee implementation of the Corporation’s corporate governance principles; and (vii) assist the Board in fulfilling its oversight responsibilities. The full Board shall remain responsible for selecting nominees as directors and recommending them for election by the shareholders.

MEMBERSHIP

      The Committee shall consist of a minimum of three (3) members of the Board appointed by the Board annually. One member shall serve as Chair of the Committee and all members of the Committee shall serve a one-year term. The Committee shall consist solely of directors who meet the independence requirements of the New York Stock Exchange. Members of the Committee are subject to removal at any time by a majority vote of the Board. Any resulting vacancy may be filled by the Board. Committee meetings will be open to all independent directors of the Corporation.

DUTIES AND RESPONSIBILITIES

      The Committee is responsible for considering and making recommendations to the Board concerning the appropriate size, function and needs of the Board, including an annual evaluation of Board and its committees effectiveness.

      The Committee will:

1. In consultation with the Chairman and CEO, develop qualification criteria for Board members (considering goals for Board composition and individual qualifications), evaluate potential candidates consistent with the Board’s criteria for selecting new directors, and develop policies on the size and composition of the Board.

2. Annually review the appropriate experience, skills and characteristics required of Board members.

3. Review and respond to director nominations or recommendations submitted by the Corporation’s shareholders.

4. Recommend to the Board a slate of candidates for presentation at each Annual Meeting of Shareholders and one or more nominees for each vacancy on the Board that occurs between Annual Meetings of Shareholders.

5. Annually review and recommend to the Board qualified members of the Board for membership on committees of the Board, recommend committee members to fill vacancies as needed, and confer with the Chairman and CEO and other current members of each committee. The Committee will consider the desires of the individual Board members when making its recommendation to the Board as to committee membership. In its deliberations, the Committee will also consider whether it would be beneficial to the Corporation to rotate committee members.

6. Review executive succession plans, and ensure that a qualified successor to the Corporation’s CEO is at all times identified and an emergency succession plan is in place.

7. Regularly review professional training programs and career development processes of the Corporation.

8. Develop and recommend to the Board a set of corporate governance principles and procedures designed to improve the Board’s performance in its oversight function. The Committee will annually reassess the corporate governance principles and procedures and recommend any necessary revisions to the Board.

9. Develop and recommend to the Board a Code of Conduct and Business Ethics (including specific provisions related to the Corporation’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions as required by federal securities laws) for the Corporation. The Committee will annually reassess the Code of Conduct and Business Ethics, confer with the Board’s Audit Committee, and recommend any necessary revisions to the Board. In connection with its annual assessment of the Code of Conduct and Business Ethics, the Committee will review the Corporation’s “whistleblower” procedures with respect to the protection of employees who act lawfully to provide information, cause information to be provided, or otherwise assist in an investigation of (or file, cause to be filed, testify, participate in or otherwise assist in a proceeding filed as a result of) a violation of securities laws relating to fraud against shareholders. The Committee will recommend any suggested changes to the whistleblower procedures to the Board’s Audit Committee.

10. Develop and recommend to the Board an annual self-evaluation process of the Board, its committees and executive management of the Corporation, and oversee such annual evaluations. The Board and committee evaluations will include a review of the Board’s contribution as a whole, and the contribution of each of the committees as a whole, and areas in which the Board and/or management believes a greater contribution is possible. The purpose of the Board and committee evaluations is to assess and, where possible, increase the effectiveness of the Board and its committees. The Committee will lead the Board’s evaluation of the performance of the Corporation’s Chairman and CEO. The evaluation will be communicated to the Chairman and CEO and the Board’s Compensation Committee by the Chair of the Committee.

11. Review annually the proposed list of executive management and make appropriate recommendations for Board approval.

12. Conduct an annual performance evaluation of the Committee and provide results of the evaluation to the Board.

13. Provide regular reports of the Committee’s activities to the Board, including budget and expenditures.

14. Annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

15. The Committee will perform such other functions as are required by law, the Corporation’s Amended and Restated Certificate of Incorporation or its Amended and Restated Bylaws, or as requested by the Board, and may take any other action permitted by applicable laws, rules and regulations necessary to accomplish any action authorized by this Charter or to further the goals of the Committee as set forth in this Charter.

EVALUATION OF POTENTIAL BOARD CANDIDATES

      In evaluating potential candidates for the Board, the Committee will:

1. Evaluate a candidate’s independence from the Corporation’s management and other principal service providers, and the effect of any relationships that might impair independence, e.g., business,

financial or family relationships with the Corporation’s management or other service providers in conjunction with the independence parameters included in the Corporation’s corporate governance guidelines.

2. Consider candidates proposed by the Chairman and CEO or by any director in accordance with procedures established by the Committee from time to time.

3. Formally review each incumbent director’s contribution to the Board shortly before the end of such director’s then-current term.

MEETINGS

      The Committee will meet at least annually, and more frequently as circumstances dictate. A majority of the members of the Committee will constitute a quorum for the transaction of business. Meetings of the Committee may be called and convened at the direction of any Committee member. Appropriate minutes of each Committee meeting and action taken will be prepared, with the advice of counsel, and duly filed with the Corporation’s records.

RELIANCE BY COMMITTEE MEMBERS

      Each member of the Committee will, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of the Corporation, and upon information, opinions, reports or statements presented by any of the Corporation’s officers, employees or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence, all to the extent permitted by Section 141(e) of the Delaware General Corporation Law.

RESOURCES AND AUTHORITY

      The Committee will have the resources, power and authority to review any matters within its scope of responsibilities and duties as it deems reasonably necessary or appropriate to discharge its responsibilities, including the authority to use internal personnel and to engage external search firms to identify director candidates. The Committee will have sole authority to retain and terminate any such search firm and to approve the fees and other retention terms related to the appointment of such firm.

      The Committee will have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

      The Committee may delegate its authority to subcommittees established by the Committee from time to time, which subcommittees will consist of one or more members of the Committee and will report to the Committee.

ADOPTION OF CHARTER

      This Charter was originally adopted by the Board on March 5, 2003.

APPENDIX B

METRIS COMPANIES INC.

AUDIT COMMITTEE CHARTER

As Amended and Restated
March 12, 2003

      The Audit Committee (“Committee”) of Metris Companies Inc. (“Metris” or “Corporation”) is a standing committee of the Board of Directors (“Board”) whose primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the Corporation’s shareholders and others, Metris’ systems of internal control, the audit process, and adherence to applicable laws and regulations. Given the size and complexity of Metris, the Committee will apply reasonable materiality standards to all of its activities.

      The Committee shall be comprised of three or more directors appointed by the Board, each of whom shall be an independent director consistent with the listing standards of the New York Stock Exchange. All members of the Committee shall be financially literate, or will become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall be an “audit committee financial expert” as that term is defined in Regulation S-K. Committee members may enhance their familiarity with finance and accounting policies and practices by participating in educational programs conducted by the Corporation, outside consultants or other resources.

      The Committee shall meet as frequently as circumstances require. The Committee may ask members of management and others to attend meetings and provide pertinent information as necessary.

      The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. Specifically, the Committee shall:

1. Provide a direct line of communication between the Internal Auditor (as defined in paragraph 7), the Corporation’s independent auditing firm (“Independent Auditor”) and the Board.

2. Have a clear understanding with management and the Independent Auditor that such Independent Auditor is ultimately responsible to the Committee and the Board.

3. Together with the Board, have the ultimate authority and responsibility to select, evaluate and, where appropriate, discharge and replace the Independent Auditor.

4. Early each year, together with the Board, select the Corporation’s Independent Auditor and approve the fees to be paid to the Independent Auditor.

5. Periodically review and discuss the independence of the Independent Auditor, including a review of non-audit services provided and related fees paid to the Independent Auditor. Approve in advance the engagement of the Independent Auditor for any project, regardless of size.

6. Make certain that the Independent Auditor submits, on a periodic basis, a formal written statement delineating all relationships between the Independent Auditor and the Corporation. The Committee will be responsible for actively engaging in a dialogue with the Independent Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor, and for recommending that the Board take appropriate action in response to the Independent Auditor’s report, to satisfy itself of the Independent Auditor’s independence.

7. Review and concur in the appointment, replacement, reassignment or dismissal of the individual or firm responsible for the Corporation’s internal audit function (“Internal Auditor”), and approve the fees to be paid to the Internal Auditor. Approve in advance the engagement of the Internal Auditor for any project other than internal audits of the Corporation.

8. Confirm the objectivity of the Internal Auditor.

9. Inquire of management of the Corporation (Chief Executive Officer, Chief Financial Officer and General Counsel), as well as the Independent Auditor and Internal Auditor, regarding significant risks or exposures, and assess the steps management has taken to minimize such risks.

10. Consider, in consultation with the Chief Financial Officer, the Independent Auditor and the Internal Auditor the combined audit scope and plan to secure completeness of coverage, reduction in redundant efforts, and the effective use of audit resources.

11. Prior to the filing of the Corporation’s Annual Report on Form 10-K with the SEC, review with management and the Independent Auditor:

•	Metris’ financial statements and related footnotes and the Independent Auditor’s report thereon, including its report on the adequacy of the Metris’ systems of internal control and any significant recommendations the Independent Auditor may offer to improve controls.

•	All critical accounting policies and practices (including estimates) used by the Corporation.

•	Any significant reserves, accruals or estimates, which may have a material impact on the Corporation’s financial statements.

•	Any serious difficulties or disputes with management encountered by the Independent Auditor during the course of the audit, and any instances of second opinions sought by management.

•	Any alternative accounting treatments used by the Corporation.

•	All material written communications between management and the Independent Auditor.

•	Other matters related to the conduct of the audit which are communicated to the Committee under generally accepted auditing standards.

12. Consider and review with management and the Internal Auditor:

•	The adequacy of Metris’ systems of internal controls, any significant findings during the year and management’s responses thereto.

•	Any difficulties encountered in the course of its audits, including any restrictions on the scope of the Internal Auditor’s work or access to required information.

•	The adequacy of the Internal Auditor’s staff and resources.

13. Consider with management and the Independent Auditor the possible impact of any pending changes in accounting standards or rules as promulgated by the FASB, SEC or others.

14. Receive and respond to complaints received from employees of the Corporation (“whistleblowers”) regarding accounting issues, accounting controls and audit matters.

15. Meet periodically with Metris’ General Counsel (and outside counsel as required) to review legal and regulatory matters that may have a material impact on the financial statements of the Corporation, and any reports received from regulators.

16. Meet periodically with both the Independent Auditor and the Internal Auditor in executive session to discuss any matters that they or the Committee believe should be discussed privately. Thereafter, meet separately with the Independent Auditor.

17. Report Committee actions to the Board with such recommendations as the Committee may deem appropriate. Minutes shall be taken for each Committee meeting, which will be reviewed and approved at the Committee’s next regular meeting.

18. Determine, with regard to new transactions or events, the Independent Auditor’s reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

19. Make sure the Independent Auditor’s reasoning is adequately described in determining the appropriateness of changes in accounting principles and disclosure practices.

20. Review the financial statements contained in the Annual Report on Form 10-K with management and the Independent Auditor to determine that the Independent Auditor is satisfied with the disclosures and content of the financial statements to be presented. Any changes in accounting principles specifically should be reviewed.

21. Annually review the Corporation’s pension and profit sharing plan(s) with the Independent Auditor.

22. Review and reassess the adequacy of this Charter at least annually, with any amendments subject to ratification by the Board.

23. Review the Corporation’s insurance coverage and risk management program.

24. Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of such expenditures by the Internal Auditor and/or the Independent Auditor.

25. Prepare a letter for inclusion in the Annual Report on Form 10-K that describes the Committee’s composition and responsibilities, and how they were discharged.

26. Review with management and the Independent Auditor quarterly financial results, earnings releases, and Form 10-Q and 10-K Reports prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

27. Annually review the Corporation’s Conflict of Interest/ Ethical Behavior and Privacy Policy with the Internal Auditor.

APPENDIX C

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION,
AS AMENDED,

OF

METRIS COMPANIES INC.

(adopted in accordance with Sections 245 and 242
of the General Corporation Law of the State of Delaware)

ARTICLE I

NAME

The name of the Corporation is Metris Companies Inc.

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

      The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, New Castle County. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

PURPOSE

      The purpose of the Corporation is to engage in any lawful act or activity and to exercise any powers permitted to corporations under the General Corporation Law of Delaware.

ARTICLE IV

AUTHORIZED SHARES

      SECTION 1.     Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 310,000,000 shares, consisting of 300,000,000 shares of Common Stock with par value $.01 per share (“Common Stock”), and 10,000,000 shares of Preferred Stock with par value $.01 per share (“Preferred Stock”).

      SECTION 2.     Dividends. Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock then outstanding having a preference as to dividends over the Common Stock, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine.

      SECTION 3.     Relative Rights of Shareholders. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock then outstanding having a preference over the Common Stock have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders.

      SECTION 4.     Rights and Terms of Preferred Stock. The Board of Directors is hereby authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by the adoption and filing in accordance with the Delaware General Corporation Law of an amendment or amendments to this Certificate of Incorporation, the terms of such Preferred Stock or series of Preferred Stock, including the following terms:

(a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

(b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be special, conditional or limited or no voting rights except as required by law;

(c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

(d) whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;.

(e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities (whether or not issued by the Corporation) or other property and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

(i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class of stock; and

(j) any other powers, preferences and relative participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

Except to the extent otherwise expressly required by law, (i) no share of Preferred Stock shall have any voting rights other than those which shall be fixed by the Board of Directors pursuant to this Section 4 and (ii) no share of Common Stock shall have any voting rights with respect to an amendment to the terms of any series of Preferred Stock; provided, however, that in the case of this clause (ii) the terms of such series of Preferred Stock, as so amended, could have been established without any vote of any shares of Common Stock.

      SECTION 5.     Redemption Related to License or Franchise. Notwithstanding any other provision of these Restated Articles of Incorporation to the contrary, but subject to the provisions of an amendment or amendments adopted pursuant to this Article IV creating any series of Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, outstanding shares of Common Stock, Preferred Stock or any other class or series of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to any applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or such Subsidiary to conduct any portion of the business of the Corporation or such Subsidiary (as defined herein), which license or franchise is conditional upon some or all of the holders of the Corporation’s stock of any class or series possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

(a) the redemption price of the shares to be redeemed pursuant to this Section 5 shall be equal to the Fair Market Value (as defined herein) of such shares;

(b) the redemption price of such shares may be paid in cash, Redemption Securities (as defined herein) or any combination thereof;

(c) if less than all the shares held by Disqualified Holders (as defined herein) are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

(d) at least 30 days’ written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

(e) from and after the Redemption Date, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall henceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

(f) such other terms and conditions as the Board shall determine.

      For purposes of this Section 5:

(i) “Disqualified Holder” shall mean any holder of shares of stock of the Corporation of any class or series whose holding of such stock may result in the loss of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary.

(ii) “Redemption Date” shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section 5.

(iii) “Redemption Securities” shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (d) of this Section 5, at least equal to the Fair Market Value of the shares to be redeemed pursuant to this Section 5 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

      SECTION 6.     Assessability. Upon receipt by the Corporation of the consideration for which the Board of Directors authorized the issuance of stock, the stock issued therefor shall be fully paid and nonassessable.

      SECTION 7.     Subscription Rights. No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of stock of the corporation of any class, now or hereafter authorized, or any obligations or instruments which the corporation may issue or sell that shall be convertible into or exchangeable for or entitle the holders thereof to subscribe for or purchase any shares of stock of the Corporation of any class, now or hereafter authorized, other than such rights, if any, as the Board of Directors, in its sole discretion, may determine.

ARTICLE V

TERM OF DIRECTORS AND VACANCY ON BOARD

      SECTION 1.     Term of Director. Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation, the number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws of the Corporation. ~~Prior to the Threshold Time (as defined in Article VII), the~~ The term of each director of the Corporation shall expire at the next annual meeting of stockholders following such director’s election and until such director’s successor shall have been elected and qualified. The election of directors need not be by written ballot.

      SECTION 2.     Vacancy. Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation, newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or as otherwise provided in the By-laws, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-laws.

ARTICLE VI

PROVISIONS OF BY-LAWS

      The Board of Directors of the Corporation shall have the power, without the assent or vote of the stockholders, to adopt, repeal, alter or amend the By-laws of the Corporation pursuant to a resolution adopted by the vote of a majority of the entire Board of Directors including, without limitation, provisions governing the conduct of, and the matters which may properly be brought before, meetings of the stockholders and provisions specifying the manner and extent to which prior notice shall be given of the submission of proposals to be submitted at any meeting of stockholders or of nominations or elections of directors to be held at any such meeting.

ARTICLE VII

PROVISIONS RELATING TO THRESHOLD TIME

      SECTION 1.     Threshold Time. The provisions of Sections 2, 3~~,4~~ and ~~5~~4 of this Article VII shall become effective at such time, but only from and after such time (the “Threshold Time”), as the Permitted Stockholder and Permitted Transferees, taken together, shall no longer beneficially own in the aggregate 51% or more of the combined Voting Power (as defined herein) of the then outstanding shares of Voting Stock (as defined herein) and shall continue to be effective from and after the Threshold Time. The term “Permitted Stockholder” shall mean FCI or any subsidiary of FCI. The term “Permitted Transferee” shall mean each of the following:

(a) a trust or trustee, guardian, custodian or similar entity established or acting for the benefit of the Permitted Stockholder;

(b) any corporation or other entity 100% of the voting stock (or equivalent interests) of which is owned, directly or indirectly, by the Permitted Stockholder and/or any other person or entity referred to in clause (a); and

(c) a trust or trustee, guardian, custodian or similar entity established or acting for the benefit of any person or entity referred to in clause (b).

      SECTION 2.     Change in Control. (a) In addition to any affirmative vote required by law or by this Amended and Restated Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation, and except as otherwise expressly provided in subsection (c) of this Section 2:

(i) any merger or consolidation of the Corporation with (1) any Interested Stockholder or (2) any other corporation (whether or not it is itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate (as defined herein) of an Interested Stockholder (as defined herein); or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholders of (1) all or substantially all the assets of the Corporation or (2) assets of the Corporation or any of its Subsidiaries representing in the aggregate more than 75% of the total value of the assets of the Corporation and its consolidated Subsidiaries as reflected on the most recent consolidated balance sheet of the Corporation and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles then in effect; or

(iii) (1) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or of any Subsidiary of the Corporation having an aggregate Fair Market Value of $10,000,000 or more, but less than the amount referred to in clause (2) of paragraph (ii) of this subsection (a), or (2) any merger or consolidation of any Subsidiary of the Corporation having assets with an aggregate Fair Market Value of $10,000,000 or more in a transaction not covered by paragraph (ii) of this subsection (a) with (x) any Interested Stockholder or (y) any other corporation (whether or not it is itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

(iv) the issuance or transfer by the Corporation or any Subsidiary of the Corporation (in one transaction or a series of transactions) to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any securities of the Corporation or any Subsidiary of the Corporation in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary of the Corporation which were not acquired by such Interested Stockholder (or such Affiliate or Associate) from the Corporation or a Subsidiary of the Corporation; or

(v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(vi) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder), which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary of the Corporation which is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

shall not be consummated without (1) the affirmative vote of the holders of at least 80% of the combined Voting Power of the then outstanding shares of all classes and series of Voting Stock and (2) the affirmative vote of a majority of the combined Voting Power of the then outstanding shares of all classes and series of Voting Stock held by Disinterested Stockholders (as defined herein), in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by this Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation or in any agreement with any national securities exchange or otherwise.

(b) The term “Business Combination” as used in this Section 2 shall mean any transaction which is referred to in any one or more of paragraphs (i) through (vi) of subsection (a) of this Section 2.

(c) The provisions of subsection (a) of this Section 2 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation and the terms of any series of Preferred Stock or any other securities of the Corporation, if all the conditions specified in any of the following paragraphs (i), (ii),(iii) or (iv) are met:

(i) (1) such Business Combination shall have been approved by a majority of the Disinterested Directors (as defined herein) and (2) the Interested Stockholder involved in such Business Combination has (x) acquired such status as an Interested Stockholder in a manner substantially consistent with an agreement or memorandum of understanding approved by the Board of Directors prior to the time such Interested Stockholder became an Interested Stockholder and (y) complied with all requirements imposed by such agreement or memorandum of understanding; or

(ii) in the case of any Business Combination described in paragraph (i) of subsection (a) of this Section 2, (1) such Business Combination shall have been approved by a majority of the Disinterested Directors, (2) such Business Combination shall not have resulted, directly or indirectly, in an increase of more than 10% in the total amount of shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which was directly or indirectly beneficially owned by any Interested Stockholder and all Affiliates and Associates of such Interested Stockholder at the time of the approval of such Business Combination by a majority of the Disinterested Directors, and (3) such Business Combination shall not have been consummated within a period of two years after the consummation of any other Business Combination described in paragraph (i), (ii), (iii), (iv), (v) or (vi) of subsection (a) of this Section 2 (whether or not such other Business Combination shall have been approved by a majority of the Disinterested Directors) which had the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary of the Corporation which was directly or indirectly beneficially owned by such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder; or

(iii) in the case of any Business Combination described in paragraph (iii), (iv) or (vi) of subsection (a) of this Section 2, such Business Combination shall have been approved by a majority of the Disinterested Directors; or

(iv) all of the six conditions specified in the following clauses (1) through (6) shall have been met:

(1) the transaction constituting the Business Combination shall provide for a consideration to be received by holders of each then existing class of Common Stock in exchange for all their shares of each class of Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of each class of Common Stock in such Business Combination shall be at least equal to the highest of the following:

(A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any shares of the particular class of Common Stock in question beneficially owned by the Interested Stockholder which were acquired (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher; and

(B) the Fair Market Value per share of the class of Common Stock in question on the Announcement Date (as defined herein) or on the Determination Date (as defined herein), whichever is higher; and

(2) if the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of shares of such Voting Stock shall be at least equal to the highest of the following (the requirements of this clause (iv) (2) must be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class or series of Voting Stock):

(A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Stockholder which were acquired (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

(B) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(C) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

(3) the consideration to be received by holders of a particular class or series of outstanding Voting Stock (including any class of Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock which are beneficially owned by the Interested Stockholder and, if the Interested Stockholder beneficially owns shares of any class or series of Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it; the prices determined in accordance with clauses (1) and (2) of this paragraph (iv) shall be appropriately adjusted in the event of any stock dividend, stock split or subdivision or combination of shares or any similar event; and

(4) after such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such business Combination:

(A) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on the Preferred Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation;

(B) there shall have been (x) no reduction in the annual rate of dividends paid on any class of Common Stock (except as necessary to reflect any subdivision of such class of Common Stock), except as approved by a majority of the Disinterested Directors, and (y) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

(C) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder; and

(5) after such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other arrangement provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise; and

(6) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

(d) A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Section 2, including, without limitation, (i) whether a person is an Interested Stockholder, (ii) the number of shares of each class or series of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another person, (iv) whether the requirements of subsection (c) of this Section 2 have been met with respect to any Business Combination and (v) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary of the Corporation in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more or whether such assets or consideration, as the case may be, represent in the aggregate more than 75% of the total value of the assets of the Corporation and its consolidated Subsidiaries as reflected on the most recent consolidated balance sheet of the Corporation and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles then in effect; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Section 2.

(e) Nothing contained in this Section 2 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

      SECTION 3.     ~~Staggered Board. (a) The directors of the Corporation, other than those who may be elected pursuant to the terms of any series of Preferred Stock or any other securities of the Corporation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By laws of the Corporation, one class whose term expires at the first annual meeting of stockholders to be held after the Threshold Time, another class~~

~~whose term expires at the second annual meeting of stockholders to be held after the Threshold Time, and another class whose term expires at the third annual meeting of stockholders to be held after the Threshold Time, with each class to hold office until its successors are elected and qualified. The classes shall be initially comprised of directors serving on the Board of Directors at the Threshold Time, and the membership of each class shall be initially determined by the Board of Directors at such time. At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By laws of the Corporation, the successors of the class of directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Any director elected to fill a newly created directorship or any vacancy on the Board of Directors resulting from any death, resignation, removal or other cause shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.~~

~~(b) Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation, any director of the Corporation may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the combined Voting Power of the then outstanding shares of Voting Stock, voting together as a single class. For purposes of this subsection (b), “cause” shall mean the willful and continuous failure of a director to substantially perform such director’s duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.~~

      ~~SECTION 4.~~     Special Meetings. Subject to the terms of any series of Preferred Stock or any other securities of the Corporation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the By-laws of the Corporation.

      SECTION ~~5~~4.     Amendments of Certificate. In addition to any requirements of law and any other provisions of this Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation), the affirmative vote of (i) the holders of 80% or more of the combined Voting Power of the then outstanding shares of Voting Stock and (ii) a majority of the combined Voting Power of the then outstanding shares of Voting Stock held by the Disinterested Stockholders, in each case voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article VII or Article VIII insofar as the definitions set forth in Article VIII relate to this Article VII.

ARTICLE VIII

CERTAIN DEFINITIONS

For purposes of this Certificate of Incorporation:

      “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date this Certificate of Incorporation are filed.

      “Announcement Date” shall mean the date of first public announcement of the proposed Business Combination.

      A person shall be a “beneficial owner” of any Voting Stock or other security or interest:

(a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

(b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

(c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock or such other security or interest.

      “Determination Date” means the date on which the Interested Stockholder became an Interested Stockholder.

      “Disinterested Director” means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, an Interested Stockholder or any Affiliate or Associate of such Interested Stockholder and was a member of the Board of Directors prior to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, an Interested Stockholder or any Affiliate or Associate of such Interested Stockholder and who is recommended for election or elected to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

      “Disinterested Stockholder” shall mean a stockholder of the Corporation who is not an Interested Stockholder or an Affiliate or an Associate of an Interested Stockholder.

      “Equity Interest” shall mean (i) in the case of a corporation, capital stock, beneficially owned directly or indirectly, representing any portion of, or, where a specified percentage of Equity Interest is referred to, the specified percentage of, either (x) the total common equity of such corporation or (y) the total outstanding Voting Power in respect of the election of directors and (ii) in the case of a partnership or other person, partnership or other ownership interests, beneficially owned directly or indirectly, representing any portion of, or, where a specified percentage of Equity Interest is referred to, the specified percentage of, either (x) the total partnership or other ownership interests in such partnership or other person or (y) the total outstanding Voting Power in respect of any matter submitted to a vote of all partners or other owners.

      “Fair Market Value” means: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock as reported in the consolidated transaction reporting system for the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (b) in the case of stock of any class or series which is not traded on any securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such stock or property, as the case may be, on the date in question as determined by a majority of the Disinterested Directors in good faith.

      “Interested Stockholder” shall mean any person who or which:

(a) is the beneficial owner, directly or indirectly, of 20% or more of the combined Voting Power of the then outstanding shares of Voting Stock; or

(b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the combined Voting Power of the then outstanding shares of Voting Stock; or

(c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933 or other public distribution regardless of whether registered under such Act.

      Notwithstanding the foregoing, “Interested Stockholder” shall not include:

(a) the Corporation or any Subsidiary of the Corporation;

(b) any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any person holding any class or series of Voting Stock for or pursuant to the terms of any such employee benefit plan;

(c) the Permitted Stockholder or any Permitted Transferee; or

(d) any transferee of the Permitted Stockholder or a Permitted Transferee that would not absent such transfer be an Interested Stockholder.

      For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares of which such person is the beneficial owner as defined in this Article VIII but shall not include any other shares of Voting Stock which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

      A “person” shall mean any individual, firm, corporation, partnership, trust or other entity.

      “Subsidiary” shall mean a person, a majority of the total outstanding Voting Power of which is owned, directly or indirectly, by another person or by one or more other Subsidiaries of such other person or by such person and one or more other Subsidiaries of such other person; provided, however, that for the purposes of the definition of Interested Stockholder set forth in this Article VIII, the term “Subsidiary” shall mean only a person, a majority the total outstanding Voting Power of which is owned by the Corporation, by a Subsidiary of the Corporation or by the Corporation and one or more of its Subsidiaries.

      “Voting Power”, when used with reference to the capital stock of, or units of equity interests in, any person, shall mean the power under ordinary circumstances (and not merely as a result of the occurrence of a contingency) to vote in the election of directors of such person (if such person is a corporation) or to participate in the management and control of such person (if such person is not a corporation).

      “Voting Stock” means capital stock of the Corporation of all classes and series entitled to vote generally in the election of directors of the Corporation.

ARTICLE IX

AMENDMENTS

      Subject to the provisions of this Certificate of Incorporation (including Section ~~5~~4 of Article VII, Section 3 of Article X, and Section 2 of Article XII) the Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of Delaware, and all rights and powers conferred on directors and stockholders herein are granted subject to this reservation.

ARTICLE X

DIRECTOR LIABILITY AND INDEMNIFICATION

      SECTION 1.     No Liability. To the fullest extent that the Delaware General Corporation Law as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending, altering, changing or repealing any of the provisions of this Section 1 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.

      SECTION 2.     Indemnification. (a) The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the “indemnitee”) who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “proceeding”) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liabilities and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such proceeding. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs and legal representatives. The right to indemnification conferred in this Article X shall include the right to receive payment in advance of any expenses incurred by the indemnitee in connection with such proceeding, consistent with applicable law as then in effect, and shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemnification for employees, agents, attorneys and representatives of the Corporation with up to the same scope and extent as herein above provided for officers and directors. No amendment to this Certificate of Incorporation having the effect of amending, altering, changing or repealing any of the provisions of this Section 2 shall remove, abridge or adversely affect any right to indemnification or other benefits under this Section 2 with respect to any acts or omissions occurring prior to such amendment or repeal.

      (b) The right of indemnification, including the right to receive payment in advance of expenses, conferred in this Article X shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled under any provisions of the Certificate of Incorporation, By-laws, agreement, or otherwise.

      (c) In any action or proceeding relating to the right to indemnification conferred in this Article X, the Corporation shall have the burden of proof that the indemnitee has not met any standard of conduct or belief which may be required by applicable law to be applied in connection with a determination of whether the indemnitee is entitled to indemnity, or otherwise is not entitled to indemnity, and neither a failure to make such determination nor an adverse determination of entitlement to indemnity shall be a defense of the Corporation in such an action or proceeding or create any presumption that the indemnitee has not met any such standard of conduct or belief or is otherwise not entitled to indemnity. If successful in whole or in part in such an action or proceeding, the indemnitee shall be entitled to be indemnified by the Corporation for the expenses actually and reasonably incurred by him in connection with such action or proceeding.

      SECTION 3.     Amendments of Certificate. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, shall amend, alter, change or repeal any of the provisions of this Article X, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, provided that this Section 3 shall not apply to any such amendment if such amendment is submitted to the stockholders for adoption with the unanimous recommendation of the entire Board of Directors.

ARTICLE XI

COMPROMISE OR ARRANGEMENT

      Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE XII

MEETINGS OF STOCKHOLDERS

      SECTION 1.     Meetings Required. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, except on written consent, setting forth the action so taken, signed by the holders of record of at least 80% of the outstanding shares entitled to vote thereon.

      SECTION 2.     Amendments of Certificate. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, shall amend, alter, change or repeal any of the provisions of this Article XII, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; provided that this Section 2 shall not apply to any such amendment if such amendment is submitted to the stockholders for adoption with the unanimous recommendation of the entire Board of Directors.

[METRIS COMPANIES LOGO] METRIS COMPANIES INC. 10900 WAYZATA BOULEVARD MINNETONKA, MINNESOTA 55305	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Metris Companies Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK

MTRIS1      KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

METRIS COMPANIES INC.

The Board of Directors recommends a vote FOR all nominees listed below, and FOR Proposals 1 and 3.

2.	Elections of two Directors for a three-year term
	Nominees:	01)	Edward B. Speno
		02)	David D. Wesselink

	Or, if Proposal One below is approved . . .					For	Withhold	For All	To withhold authority to vote, mark “For All Except”
						All	All	Except	and write the nominee’s number on the line below.

						0	0	0

2A	Election of six Directors for a one-year term.
	Nominees:	03)	Lee R. Anderson, Sr.	05)	Edward B. Speno
		04)	John A. Cleary	06)	Frank D. Trestman
		07)	Walter M. Hoff	08)	David D. Wesselink

Vote On Proposals		For	Against	Abstain

1.	To amend Metris’ Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for one-year terms of office for all directors.	0	0	0

3.	To ratify KPMG LLP as Metris’ independent auditor for the fiscal year ending December 31, 2003.	0	0	0

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTER THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, AND, IF A NOMINEE IS UNABLE TO SERVE, FOR A SUBSTITUTE.

YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE

Address change? Mark box and indicate changes on the reverse	0

(If there are co-owners, both must sign.) Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BLOCK]	Date	Signature (Joint Owners)	Date

METRIS COMPANIES INC.	PROXY FOR SHARES OF COMMON STOCK
10900 Wayzata Boulevard
Minnetonka, Minnesota 55305

ANNUAL MEETING OF STOCKHOLDERS WEDNESDAY, JUNE 4, 2003, 9:00 A.M.

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on Wednesday, June 4, 2003.

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 28, 2003, revoking all prior proxies, hereby appoints DAVID D. WESSELINK and RICHARD G. EVANS as proxies, each with the power to act alone and with the power of substitution and revocation, and hereby authorizes them to cast all the votes that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Metris Companies Inc. to be held on June 4, 2003, or any adjournment thereof, as specified on the reverse side, on the following matters, that are further described in the Proxy Statement related hereto.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, AND FOR PROPOSALS 1 AND 3.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, AND, IF A NOMINEE IS UNABLE TO SERVE, FOR A SUBSTITUTE.

ADDRESS CHANGE:

(If address change has been noted, please check corresponding box on the reverse side)

See reverse for voting instructions

[METRIS COMPANIES LOGO] METRIS COMPANIES INC. 10900 WAYZATA BOULEVARD MINNETONKA, MINNESOTA 55305	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Metris Companies Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK

MTRIS1      KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

METRIS COMPANIES INC.

The Board of Directors recommends a vote FOR all nominees listed below, and FOR Proposals 1 and 3.

2.	The election of directors					For	Withhold	For All	To withhold authority to vote, mark “For All Except”
	Nominees:	01 –	C. Hunter Boll	03 –	David V. Harkins	All	All	Except	and write the nominee’s number on the line below.
		02 –	Thomas M. Hagerty	04 –	Thomas H. Lee
						0	0	0

Vote On Proposals		For	Against	Abstain

1.	To amend Metris’ Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for one-year terms of office for all directors.	0	0	0

3.	To ratify KPMG LLP as Metris’ independent auditor for the fiscal year ending December 31, 2003.	0	0	0

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTER THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, AND, IF A NOMINEE IS UNABLE TO SERVE, FOR A SUBSTITUTE.

YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE

Address change? Mark box and indicate changes on the reverse	0

(If there are co-owners, both must sign.) Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BLOCK]	Date	Signature (Joint Owners)	Date

METRIS COMPANIES INC.	PROXY FOR SHARES OF SERIES C PREFERRED
10900 Wayzata Boulevard
Minnetonka, Minnesota 55305

ANNUAL MEETING OF STOCKHOLDERS WEDNESDAY, JUNE 4, 2003, 9:00 A.M.

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on Wednesday, June 4, 2003.

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 28, 2003, revoking all prior proxies, hereby appoints DAVID D. WESSELINK and RICHARD G. EVANS as proxies, each with the power to act alone and with the power of substitution and revocation, and hereby authorizes them to cast all the votes that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Metris Companies Inc. to be held on June 4, 2003, or any adjournment thereof, as specified on the reverse side, on the following matters, that are further described in the Proxy Statement related hereto.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, AND FOR PROPOSALS 1 AND 3.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, AND, IF A NOMINEE IS UNABLE TO SERVE, FOR A SUBSTITUTE.

ADDRESS CHANGE:

(If address change has been noted, please check corresponding box on the reverse side)

See reverse for voting instructions